As filed with the U.S. Securities and Exchange Commission on April 4, 2025

Registration No. 333-273066

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

POST EFFECTIVE AMENDMENT NO. 3 TO

FORM F-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

TOP Financial Group Limited

(Exact name of registrant as specified in its charter)

Cayman Islands	N/A	Not Applicable
(State or other jurisdiction	(Translation of Registrant’s Name	(I.R.S. Employer
of incorporation or organization)	into English)	Identification No.)

118 Connaught Road West

Room 1101

Hong Kong

T: +852-3107-0731

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

(Name, address including zip code, and telephone number, including area code, of agent for service)

Copies to:

William S. Rosenstadt, Esq.

Mengyi “Jason” Ye, Esq.

Yarona L. Yieh, Esq.

Ortoli Rosenstadt LLP

366 Madison Avenue, 3rd Floor

New York, NY 10017

+1-212-588-0022 – telephone

+1-212-826-9307 – facsimile

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement as determined by the registrant.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. The securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED APRIL 4, 2025

TOP Financial Group Limited

$300,000,000

Class A Ordinary Shares

Share Purchase Contracts

Share Purchase Units

Warrants

Debt Securities

Rights

Units

We may offer, from time to time, in one or more offerings, Class A ordinary shares, share purchase contracts, share purchase units, warrants, debt securities, rights or units, which we collectively refer to as the “securities”. The aggregate initial offering price of the securities that we may offer and sell under this prospectus will not exceed $300,000,000.

We may offer and sell any combination of the securities described in this prospectus in different series, at times, in amounts, at prices and on terms to be determined at, or prior to, the time of each offering. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this prospectus. This prospectus may not be used to consummate a sale of securities unless accompanied by the applicable prospectus supplement. You should read this prospectus and any applicable prospectus supplement before you invest.

We may offer and sell the securities from time to time at fixed prices, at market prices, or at negotiated prices, to or through underwriters, to other purchasers, through agents, or through a combination of these methods. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement. The offering price of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement. See “Plan of Distribution” elsewhere in this prospectus for a more complete description of the ways in which the securities may be sold.

Our Class A ordinary shares are traded on the Nasdaq Capital Market under the symbol “TOP”. On March 12, 2025, the closing price of our Class A ordinary shares as reported by the Nasdaq Capital Market was $1.16. During the year immediately prior to the date of this prospectus, the high and low closing prices were US$3.22 and US$1.15 per Class A ordinary share, respectively. We have recently experienced price volatility in our share price. See related risk factors in the “Risk Factors” section of this prospectus and as set forth in our most recent annual report on Form 20-F.

The aggregate market value of our outstanding Class A ordinary shares held by non-affiliates or public float, as of the date of this prospectus, was approximately $8,750,000, which was calculated based on 7,000,000 Class A ordinary shares held by non-affiliates and the per share price of $1.25, which was the closing price of our Class A ordinary shares on Nasdaq on April 1, 2025. Pursuant to General Instruction I.B.5 of Form F-3, in no event will we sell the securities covered hereby in a public primary offering with a value exceeding more than one-third of the aggregate market value of our Class A ordinary shares in any 12-month period so long as the aggregate market value of our outstanding Class A ordinary shares held by non-affiliates remains below US$75,000,000. During the 12 calendar months prior to the date of this prospectus, we have not sold any securities during the period.

Unless otherwise specified in an applicable prospectus supplement, our share purchase contracts, share purchase units, warrants, debt securities, rights and units will not be listed on any securities or stock exchange or on any automated dealer quotation system.

TOP Financial Group Limited, or TFGL is a not a Hong Kong operating company, but a holding company incorporated in the Cayman Islands with no material operations of its own. Our Operating Subsidiaries (as defined below) primarily conduct business operations in Hong Kong. This structure involves unique risks to investors. See “Prospectus Summary -- Corporate History and Structure.” References to the “Company,” “we,” “us,” and “our” in the prospectus are to TFGL, the Cayman Islands entity that issues the Class A ordinary shares being offered. References to “Operating Subsidiaries” are to WIN100 TECH Limited, WIN100 WEALTH LIMITED, Winrich Finance Limited, Zhong Yang Capital Limited and Zhong Yang Securities Limited, our operating subsidiaries as of the date of this prospectus. Investors in this offering will not directly hold equity interests in the Operating Subsidiaries. The Chinese regulatory authorities could disallow this structure, which would likely result in a material change in the operations and/or a material change in the value of the securities we are registering for sale, including that it could cause the value of our securities to significantly decline or become worthless. See “Item 3. Key Information—3.D. Risk Factors—Risks Related to Doing Business in the Jurisdictions in which the Operating Subsidiaries Operate” in our Annual report on Form 20-F for the fiscal year ended March 31, 2024, filed with the SEC on July 30, 2024 (the “2024 Annual Report”).

This is an offering of the Class A ordinary shares of TFGL, the holding company in the Cayman Island that does not conduct operation. Investors in this offering may never directly hold any equity interests in the Operating Subsidiaries that primarily conduct operations in Hong Kong.

Investing in our Class A ordinary shares involves a high degree of risk, including the risk of losing your entire investment. See Risk Factors being incorporated by reference in our 2024 Annual Report and beginning on page 12  to read about factors you should consider before buying our Class A ordinary shares.

We are aware that, recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using a variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement.

For example, on June 10, 2021, the Standing Committee of the National People’s Congress enacted the PRC Data Security Law, which took effect on September 1, 2021. The law requires data collection to be conducted in a legitimate and proper manner, and stipulates that, for the purpose of data protection, data processing activities must be conducted based on data classification and hierarchical protection system for data security.

On July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued a document to crack down on illegal activities in the securities market and promote the high-quality development of the capital market, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws.

On August 20, 2021, the 30th meeting of the Standing Committee of the 13th National People’s Congress voted and passed the “Personal Information Protection Law of the People’s Republic of China”, or “PRC Personal Information Protection Law”, which became effective on November 1, 2021. The PRC Personal Information Protection Law applies to the processing of personal information of natural persons within the territory of China that is carried out outside of China where (1) such processing is for the purpose of providing products or services for natural persons within China, (2) such processing is to analyze or evaluate the behavior of natural persons within China, or (3) there are any other circumstances stipulated by related laws and administrative regulations.

On December 28, 2021, the CAC jointly with the relevant authorities formally published Measures for Cybersecurity Review (2021) which took effect on February 15, 2022 and replace the former Measures for Cybersecurity Review (2020) issued on July 10, 2021. Measures for Cybersecurity Review (2021) stipulates that operators of critical information infrastructure purchasing network products and services, and online platform operator (together with the operators of critical information infrastructure, the “Operators”) carrying out data processing activities that affect or may affect national security, shall conduct a cybersecurity review, any online platform operator who controls more than one million users’ personal information must go through a cybersecurity review by the cybersecurity review office if it seeks to be listed in a foreign country.

On February 17, 2023, the China Securities Regulatory Commission (“CSRC”) promulgated the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the “Trial Measures,” and five supporting guidelines, which came into effect on March 31, 2023. Pursuant to the Trial Measures, domestic companies that seek to offer or list securities overseas, both directly and indirectly, shall complete filing procedures with the CSRC pursuant to the requirements of the Trial Measures within three working days following its submission of initial public offerings or listing application. If a domestic company fails to complete required filing procedures or conceals any material fact or falsifies any major content in its filing documents, such domestic company may be subject to administrative penalties, such as an order to rectify, warnings, fines, and its controlling shareholders, actual controllers, the person directly in charge and other directly liable persons may also be subject to administrative penalties, such as warnings and fines.

As advised by Guangdong Wesley Law Firm, our counsel with respect to certain PRC legal matters, in connection with our issuance of securities to foreign investors, under current PRC laws, regulations and regulatory rules, as of the date of this prospectus, we are not currently required to obtain permissions from or complete any filing with the CSRC, or required to go through cybersecurity review by the CAC, given that (1) our Operating Subsidiaries are incorporated in Hong Kong or the British Virgin Islands and are located in and primarily conduct business operations in Hong Kong, (2) we have no subsidiary, VIE structure nor any direct operations in mainland China, and (3) pursuant to the Basic Law of the Hong Kong Special Administrative Region (the “Basic Law”), which is a national law of the PRC and the constitutional document for Hong Kong, national laws of the PRC shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law (which is confined to laws relating to defense and foreign affairs, as well as other matters outside the autonomy of Hong Kong). In addition, we have not been asked to obtain such permissions or to complete any filing by any PRC authority or received any denial to do so. However, the PRC government has recently indicated an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investment by issuers like us. There remains significant uncertainty as to the enactment, interpretation and implementation of regulatory requirements related to overseas securities offerings and other capital markets activities.

If (i) we inadvertently conclude that certain regulatory permissions and approvals are not required or (ii) applicable laws, regulations, or interpretations change in a way that requires us to complete such filings or obtain such approvals in the future, and (iii) we are required to obtain such permissions or approvals in the future, but fail to receive or maintain such permissions or approvals, we may face sanctions by the CSRC, the CAC or other PRC regulatory agencies. These regulatory agencies may impose fines and penalties on us, limit the operations, limit our ability to pay dividends outside of China, limit our ability to list on stock exchanges outside of China or offer our securities to foreign investors or take other actions that could have a material adverse effect on our business, financial condition, results of operations and prospects, may impact the company’s ability to conduct its business, accept foreign investments, or list on a U.S. or other foreign exchange, may hinder our ability to offer or continue to offer securities to investors and may cause the value of our securities to significantly decline or be worthless.

Additionally, due to long arm provisions under the current PRC laws and regulations, there remains regulatory uncertainty with respect to the implementation and interpretation of laws in China. We are also subject to the risks of uncertainty about any future actions the Chinese government or authorities in Hong Kong may take in this regard.

The Chinese government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time. Such governmental actions could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and may cause the value of our securities to significantly decline or be worthless.

The HFCA Act was enacted on December 18, 2020. The HFCA Act states if the SEC determines that a company has filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years beginning in 2021, the SEC shall prohibit the company’s shares from being traded on a national securities exchange or in the over the counter trading market in the United States. On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCA Act. A company will be required to comply with these rules if the SEC identifies it as having a “non-inspection” year under a process to be subsequently established by the SEC. The SEC is assessing how to implement other requirements of the HFCA Act, including the listing and trading prohibition requirements described above. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, and on December 29, 2022, legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”) was signed into law by President Biden, which contained, among other things, an identical provision to the Accelerating Holding Foreign Companies Accountable Act and amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time period for triggering the prohibition on trading. On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the HFCA Act, which took effect on January 10, 2022. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions. On December 16, 2021, PCAOB announced the PCAOB HFCA Act determinations (the “PCAOB determinations”) relating to the PCAOB’s inability to inspect or investigate completely registered public accounting firms headquartered in mainland China of the PRC or Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in the PRC or Hong Kong. On August 26, 2022, the PCAOB announced that it had signed a Statement of Protocol (the “SOP”) with the China Securities Regulatory Commission and the Ministry of Finance of China. The SOP, together with two protocol agreements governing inspections and investigations (together, the “SOP Agreement”), establishes a specific, accountable framework to make possible complete inspections and investigations by the PCAOB of audit firms based in mainland China and Hong Kong, as required under U.S. law. The SOP Agreement remains unpublished and is subject to further explanation and implementation. Pursuant to the fact sheet with respect to the SOP Agreement disclosed by the SEC, the PCAOB shall have sole discretion to select any audit firms for inspection or investigation and the PCAOB inspectors and investigators shall have a right to see all audit documentation without redaction. On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary.

YCM CPA INC., the independent registered public accounting firm that issues the audit report for the fiscal years ended March 31, 2024, 2023, and 2022 included in this annual report, is currently subject to PCAOB inspections and the PCAOB is thus able to inspect YCM CPA INC. YCM CPA INC. is headquartered in Irvine, California and has been inspected by the PCAOB. Notwithstanding the foregoing, in the future, if there is any regulatory change or step taken by PRC regulators or the SEC or Nasdaq applies additional and more stringent criteria, and if PCAOB determines that it is not able to inspect YCM CPA INC. at such future time, Nasdaq may delist our Ordinary Shares and the value of our Ordinary Shares may significantly decline or become worthless. See “Item 3. Key Information — 3.D. Risk Factors — Risks Relating to Our Ordinary Shares— Our Ordinary Shares may be prohibited from being traded on a national exchange under the Holding Foreign Companies Accountable Act (the “HFCA Act”), if the Public Company Accounting Oversight Board (the “PCAOB”) is unable to inspect our auditors for two consecutive years beginning in 2021. The delisting of our Ordinary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment” in our 2024 Annual Report.

Our management monitors the cash position of each entity within our organization regularly and prepare budgets on a monthly basis to ensure each entity has the necessary funds to fulfill its obligation for the foreseeable future and to ensure adequate liquidity. In the event that there is a need for cash or a potential liquidity issue, it will be reported to our Chief Financial Officer and subject to approval by our board of directors, we will enter into an intercompany loan for the subsidiary.

For TFGL to transfer cash to its subsidiaries, TFGL is permitted under the laws of the Cayman Islands and its memorandum and articles of association to provide funding to our subsidiaries incorporated in the British Virgin Islands and Hong Kong through loans or capital contributions without restrictions on the amount of the funds. TFGL’s subsidiaries formed under the laws of the British Virgin Islands are permitted under the laws of the British Virgin Islands to provide funding to their respective subsidiaries formed in Hong Kong through loans or capital contributions without restrictions on the amount of the funds.

For the subsidiaries to transfer cash to TFGL, according to the BVI Business Companies Act, Revised Edition 2020, a British Virgin Islands company may make dividends distribution to the extent that immediately after the distribution, such company’s assets exceed its liabilities and that such company is able to pay its debts as they fall due. According to the Companies Ordinance of Hong Kong, a Hong Kong company may only make a distribution out of profits available for distribution. Other than the above, we did not adopt or maintain any cash management policies and procedures as of the date of this prospectus.

The following describes the dividends and distributions made by our subsidiaries. TFGL has not made any dividends or distributions to U.S. investors as of the date of this prospectus.

On March 24, 2020, ZYSL and ZYCL declared interim cash dividends of HK$3.9 million (approximately US$0.5 million) and HK$1.5 million (approximately US$0.2 million), respectively, to the then sole shareholder, i.e. the Predecessor Parent Company, Zhong Yang Holdings Limited. As of March 31, 2020, the dividend declared by ZYCL has been fully settled by directly deducting the dividend amount from the amount due from Zhong Yang Holdings Limited, and the dividend declared by ZYSL was recorded as dividend payable. On June 19, 2020, ZYSL settled such dividend payable in cash.

On November 25, 2020, ZYSL declared an interim cash dividend of HK$24.8 million (equivalent to $3.2 million) to its sole shareholder ZYSL (BVI), following which event ZYSL (BVI) declared an interim cash dividend to its sole shareholder, TFGL, and TFGL declared an interim cash dividend to its shareholders for the same amount on the same day. None of the shareholders of TFGL at the time was a U.S. person. Without any withholding tax levied on dividends in Hong Kong, British Virgin Islands, and Cayman Islands, the interim cash dividends were settled with the shareholders in cash on November 25, 2020.

On January 19, 2021, ZYSL declared an interim cash dividend of HK11.6 million (equivalent to US$1.5 million) to the then sole shareholder, the Predecessor Parent Company. The dividend was settled with the Predecessor Parent Company in cash in three installments of US$0.5 million each on January 19, 2021, January 20, 2021 and March 3, 2021.

Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by us. The laws and regulations of the PRC on currency conversion control do not currently have any material impact on the transfer of cash from TFGL to ZYSL or ZYCL or from ZYSL or ZYCL to TFGL. There are no restrictions or limitations under the laws of Hong Kong imposed on the conversion of HK dollar into foreign currencies and the remittance of currencies out of Hong Kong, nor is there any restriction on any foreign exchange to transfer cash between TFGL and its subsidiaries, across borders and to U.S. investors, nor there is any restrictions and limitations to distribute earnings from the subsidiaries, to TFGL and U.S. investors and amounts owed. However, there is no assurance the PRC government will not intervene in or impose restrictions on the ability of us or our subsidiaries to transfer cash or assets.

For TFGL to make dividends to its shareholders, subject to the Companies Act (2025 Revision) of the Cayman Islands, which we refer to as the Companies Act below, and our amended and restated memorandum and articles of association, our board of directors may authorize and declare a dividend to shareholders from time to time out of the profits from the Company, realized or unrealized, or out of the share premium account, provided that the Company will remain solvent, meaning the Company is able to pay its debts as they come due in the ordinary course of business. There is no further Cayman Islands statutory restriction on the amount of funds which may be distributed by us in the form of dividends.

We do not have any present plan to declare or pay any dividends on our Class A ordinary shares or distribute earnings in the foreseeable future. We currently intend to retain all available funds and future earnings, if any, for the operation and expansion of our business. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments, in our amended and restated memorandum and articles of association and in the Companies Act.

During the six months ended September 30, 2024 and the fiscal years ended March 31, 2024, 2023 and 2022, cash transfers and/or transfers of other assets between our Company and our subsidiaries were as follows:

No.	Transfer From	Transfer To	Amount (US$)	Date	Purpose
1	TGFL	WIN100 WEALTH	$1,000,000	February 14, 2023	Intra-company loan
2	TGFL	ZYSL	$3,000,000	March 10, 2023	Capital injection
3	TGFL	WIN100 WEALTH	$5,000,000	April 18, 2023	Intra-company loan
4	TGFL	WINRICH	$1,180,772	September 6, 2023	Intra-company loan
5	TGFL	WIN100 WEALTH	$1,000,000	December 6, 2023	Intra-company loan
6	TGFL	WIN100 WEALTH	$2,000,000	February 29, 2024	Intra-company loan
7	TGFL	WIN100 WEALTH	$2,000,000	March 1, 2024	Intra-company loan
8	TGFL	WIN100 WEALTH	$2,000,000	April 18, 2024	Intra-company loan
9	TGFL	WINRICH	$300,000	April 2, 2024	Intra-company loan
10	TGFL	WINRICH	$1,050,000	May 7, 2024	Intra-company loan
11	TGFL	WINRICH	$1,000,000	May 13, 2024	Intra-company loan
12	TGFL	WINRICH	$1,000,000	June 4, 2024	Intra-company loan
13	TGFL	WINRICH	$1,000,000	June 14, 2024	Intra-company loan
14	TGFL	WINRICH	$500,000	June 17, 2024	Intra-company loan
15	TGFL	WINRICH	$500,000	June 20, 2024	Intra-company loan
16	TGFL	WINRICH	$3,000,000	September 23, 2024	Intra-company loan

We do not plan to settle the intra-company loans owed between the company and the subsidiaries. As of the date of this prospectus, the outstanding balances totaled $22.53 million.

See “Prospectus Summary – Transfers of Cash between Our Company and Our Subsidiaries” in this prospectus. See also “Item 8. Financial Information – A. Consolidated Statements and Other Financial Information – Dividend Policy” and “Item 3. Key Information — 3.D. Risk Factors — Risks Relating to our Corporate Structure – We rely on dividends and other distributions on equity paid by the Operating Subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of the Operating Subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business”, our audited consolidated financial statements for the fiscal years ended March 31, 2024, 2023 and 2022 in our 2024 Annual Report and our unaudited consolidated financial statements for the six months ended September 30, 2024 incorporate in this prospectus by reference.

This prospectus may not be used to offer or sell our securities unless accompanied by a prospectus supplement. The information contained or incorporated in this prospectus or in any prospectus supplement is accurate only as of the date of this prospectus, or such prospectus supplement, as applicable, regardless of the time of delivery of this prospectus or any sale of our securities.

Investing in our securities being offered pursuant to this prospectus involves a high degree of risk. You should carefully read and consider the ‘‘Risk Factors’’ section of this prospectus, and risk factors set forth in our most recent annual report on Form 20-F, in other reports incorporated herein by reference, and in the applicable prospectus supplement before you make your investment decision.

Neither the Securities and Exchange Commission, the Cayman Islands Monetary Authority, nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is            , 2025

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized any person to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date on the front of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates.

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ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we have filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to an aggregate offering price of $300,000,000.

Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the securities being offered and the specific terms of that offering. The supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the prospectus supplement.

We may offer and sell securities to, or through, underwriting syndicates or dealers, through agents or directly to purchasers.

The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering.

In connection with any offering of securities (unless otherwise specified in a prospectus supplement), the underwriters or agents may over-allot or effect transactions which stabilize or maintain the market price of the securities offered at a higher level than that which might exist in the open market. Such transactions, if commenced, may be interrupted or discontinued at any time. See “Plan of Distribution.”

Please carefully read both this prospectus and any prospectus supplement together with the documents incorporated herein by reference under “Incorporation of Documents by Reference” and the additional information described below under “Where You Can Get More Information.”

Prospective investors should be aware that the acquisition of the securities described herein may have tax consequences. You should read the tax discussion contained in the applicable prospectus supplement and consult your tax advisor with respect to your own particular circumstances.

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized anyone to provide you with different information. The distribution or possession of this prospectus in or from certain jurisdictions may be restricted by law. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. The information contained in this prospectus is accurate only as of the date of this prospectus and any information incorporated by reference is accurate as of the date of the applicable document incorporated by reference, regardless of the time of delivery of this prospectus or of any sale of the securities. Our business, financial condition, results of operations and prospects may have changed since those dates.

COMMONLY USED DEFINED TERMS

Unless otherwise indicated or the context requires otherwise, references in this prospectus to:

●	“Asian investors” refers to the Asian population around the globe.

●	“China” or “PRC” refers to the People’s Republic of China, excluding, for the purpose of this annual report only, Taiwan;

●	“Controlling Shareholder” refers to Zhong Yang Holdings (BVI) Limited;

●	“HK$” or “Hong Kong dollars” refers to the legal currency of Hong Kong;

●	“HKSFC” refers to the Securities and Futures Commission of Hong Kong;

●	“HKSFO” refers to the Securities and Futures Ordinance (Cap. 571) of Hong Kong;

●	“Hong Kong” refers to Hong Kong Special Administrative Region of the People’s Republic of China;

●	“Operating Subsidiaries” refers to WIN100 TECH, WIN100 WEALTH, Winrich, ZYCL and ZYSL;

●	“Predecessor Parent Company” or “ZYHL” refers to Zhong Yang Holdings Limited, a company with limited liability under the laws of Hong Kong.

●	“SEC” refers to the United States Securities and Exchange Commission;

●	“SEHK” refers to the Stock Exchange of Hong Kong Limited;

●	“TFGL”, the “Company”, “we,” “us,” “or “our” refers to TOP Financial Group Limited, a Cayman Islands exempted company;

●	“TOP 500” refers to TOP 500 SEC PTY LTD, a company formed under the laws of Australia;

●	“TOP ASSET MANAGEMENT” refers to TOP ASSET MANAGEMENT PTE.LTD., a company formed under the laws of Singapore;

●	“TOP FINANCIAL” refers to TOP FINANCIAL PTE.LTD., a company formed under the laws of Singapore;

●	“US$” or “U.S. dollars” refers to the legal currency of the United States;

●	“WIN100 MANAGEMENT” refers to WIN100 Management Limited, a company incorporated under the laws of the British Virgin Islands;

●	“WIN100 TECH” refers to WIN100 TECH Limited, a company incorporated under the laws of British Virgin Islands.

●	“WIN100 WEALTH” refers to WIN100 WEALTH LIMITED, a company incorporated under the laws of the British Virgin Islands;

●	“Winrich” refers to Winrich Finance Limited, a company incorporated under the laws of the Hong Kong;

●	“ZYAL BVI” refers to ZYAL (BVI) Limited, a company incorporated under the laws of British Virgin Islands.

●	“ZYCL” refers to Zhong Yang Capital Limited, a company with limited liability under the laws of Hong Kong.

●	“ZYCL BVI” refers to ZYCL (BVI) Limited, a company incorporated under the laws of British Virgin Islands.

●	“ZYFL (BVI)” refers to ZYFL (BVI) Limited, a company incorporated under the laws of the British Virgin Islands;

●	“ZYIL (BVI)” refers to ZYIL (BVI) Limited, a company incorporated under the laws of the British Virgin Islands;

●	“ZYNL (BVI)” refers to ZYNL (BVI) Limited, a company incorporated under the laws of British Virgin Islands.

●	“ZYPL (BVI)” refers to ZYPL (BVI) Limited, a company incorporated under the laws of British Virgin Islands.

●	“ZYSL” refers to Zhong Yang Securities Limited, a company with limited liability under the laws of Hong Kong.

●	“ZYSL (BVI)” refers to ZYSL (BVI) Limited, a company incorporated under the laws of British Virgin Islands.

●	“ZYTL (BVI)” refers to ZYTL (BVI) Limited, a company incorporated under the laws of British Virgin Islands.

●	“ZYXL (BVI)” refers to ZYXL (BVI) Limited, a company incorporated under the laws of British Virgin Islands.

SPECIAL NOTICE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. All statements contained in this prospectus other than statements of historical fact, including statements regarding our future results of operations and financial position, our business strategy and plans, and our objectives for future operations, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including the factors described under the section titled “Risk Factors” in this prospectus and in the documents incorporated by reference herein and under a similar heading in any applicable prospectus supplement. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward- looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Except as required by applicable law, we undertake no duty to update any of these forward-looking statements after the date of this prospectus or to conform these statements to actual results or revised expectations.

v

PROSPECTUS SUMMARY

Corporate History and Structure

The following diagram illustrates our corporate structure:

TOP Financial Group Limited
("TOP" or "TFGL")
Cayman Islands
100%
ZYSL (BVI) Limited
("ZYSL BVI")
British Virgin Islands
100%
Zhong Yang Securities Limited
("ZYSL")
Hong Kong
100%
ZYCL (BVI) Limited
("ZYCL BVI")
British Virgin Islands
100%
Zhong Yang Capital Limited
("ZYCL")
Hong Kong
100%
ZYAL (BVI) Limited
("ZYAL BVI")
British Virgin Islands
100%
TOP 500 SEC PTY LTD
("TOP 500 ")
Australia
100%
ZYNL (BVI) Limited
("ZYNL BVI")
British Virgin Islands
100%
ZYTL (BVI) Limited
("ZYTL BVI")
British Virgin Islands
100%
WIN 100 TECH LIMITED
("WIN 100 TECH")
British Virgin Islands
100%
ZYPL (BVI) Limited
("ZYPL BVI")
British Virgin Islands
100%
TOP FINANCIAL PTE. LTD.
("TOP FINANCIAL")
Singapore
100%
ZYXL (BVI) Limited
("ZYXL BVI")
British Virgin Islands
100%
TOP ASSET MANAGEMENT PTE. LTD.
("TOP ASSET MANAGEMENT")
Singapore
100%
ZYFL (BVI) Limited
("ZYFL BVI")
British Virgin Islands
100%
Winrich Finance Limited
("Winrich")
Hong Kong
100%
ZYIL (BVI) Limited
("ZYIL BVI")
British Virgin Islands
100%
WIN100 Management LIMITED
("WIN 100 MANAGEMENT")
British Virgin Islands
100%
WIN100 WEALTH LIMITED
("WIN 100 WEALTH")
British Virgin Islands

Holding Company Structure

TFGL is a holding company incorporated in the Cayman Islands with no material operations of its own. All of our operation are conducted by our Operating Subsidiaries, which primarily conduct business operations in Hong Kong. Investors in our Class A ordinary shares are purchasing equity securities of TFGL, the Cayman Islands holding company, instead of shares of our Operating Subsidiaries. Investors in our Class A ordinary shares should be aware that they may never directly hold equity interests in our Operating Subsidiaries.

As a result of our corporate structure, TFGL’s ability to pay dividends may depend upon dividends paid by our Operating Subsidiaries. If our existing Operating Subsidiaries or any newly formed ones incur debt on their own behalf in the future, the instruments governing their debt may restrict their ability to pay dividends to us.

Our Subsidiaries and Business Functions

ZYSL (BVI) was formed as the investment holding company of ZYSL under the laws of the British Virgin Islands on August 29, 2019 as part of the reorganization. It does not engage in any material operation. It is a direct subsidiary of TFGL.

ZYCL (BVI) was formed as the investment holding company of ZYCL under the laws of the British Virgin Islands on August 29, 2019 as part of the reorganization. It does not engage in any material operation. It is a direct subsidiary of TFGL.

ZYAL (BVI) was formed under the laws of the British Virgin Islands on January 7, 2021. It is a holding company and does not engage in any material operation. It is a direct subsidiary of TFGL.

ZYTL (BVI) was formed under the laws of the British Virgin Islands on January 12, 2021. It is a holding company and does not engage in any material operation. It is a direct subsidiary of TFGL.

ZYNL (BVI) was formed under the laws of the British Virgin Islands on January 20, 2021. It is a holding company and does not engage in any material operation. It is a direct subsidiary of TFGL.

ZYPL (BVI) and ZYXL (BVI) were formed under the laws of the British Virgin Islands on July 14, 2022. Each of ZYXL (BVI) and ZYPL (BVI) is a holding company and does not engage in any material operation and each is a direct subsidiary of TFGL.

ZYFL (BVI) and ZYIL (BVI) were formed under the laws of the British Virgin Islands on November 11, 2022. Each of ZYFL (BVI) and ZYIL (BVI) is a holding company and does not engage in any material operation and each is a direct subsidiary of TFGL.

ZYSL was formed in accordance with laws and regulations of Hong Kong on April 22, 2015 with a registered capital of HKD 18,000,000 (approximately US$2.3 million). ZYSL is a limited liability corporation licensed with HKSFC to carry out regulated activities including Type 1 Dealing in Securities and Type 2 Dealing in Futures Contracts. It is a direct subsidiary of ZYSL (BVI) and an indirect subsidiary of TFGL.

ZYCL was established in accordance with laws and regulations of Hong Kong on September 29, 2016 with a registered capital of HKD 5,000,000 (approximately US$0.6 million). ZYCL is a limited liability corporation licensed with the HKSFC to carry out regulated activities Type 4 Advising on Securities, Type 5 Advising on Futures Contracts and Type 9 Asset Management. It is a direct subsidiary of ZYCL (BVI) and an indirect subsidiary of TFGL.

WIN100 TECH was formed under the laws of the British Virgin Islands on May 14, 2021. WIN100 TECH is a Fintech development and IT support company. It provides trading solutions for clients trading on the world’s major derivatives and stock exchanges. It is a direct subsidiary of ZYTL (BVI) and an indirect subsidiary of TFGL.

WIN100 WEALTH was formed under the laws of the British Virgin Islands on July 21, 2021. WIN100 WEALTH borrowed $6 million from TGFL in the form of intra-company loans and invest such amount in financial products. It is a direct subsidiary of ZYIL (BVI) and an indirect subsidiary of TFGL.

WIN100 MANAGEMENT was formed under the laws of the British Virgin Islands on March 19, 2024. It does not engage in any material operation. WIN100 MANAGEMENT plans to apply the Approved Manager from British Virgin Island Financial Services Commission. It is a direct subsidiary of ZYIL (BVI) and an indirect subsidiary of TFGL.

Winrich was formed under the laws of Hong Kong on February 24, 2023. It does not engage in any material operation. Winrich plans to apply the Money Lenders License in Hong Kong. It is a direct subsidiary of ZYFL (BVI) and an indirect subsidiary of TFGL.

TOP 500 was formed under the laws of Australia on October 22, 2008. TOP 500 owns an Australian Financial Services License (AFSL: 328866). It does not have any material operation as of the date of this prospectus. TOP 500plans to provide financial services in Australia that includes arranging or providing financial advice on financial products such as derivatives, foreign exchange contracts, stock and bond issuance etc. It is a direct subsidiary of ZYAL (BVI) and an indirect subsidiary of TFGL.

TOP ASSET MANAGEMENT was formed under the laws of Singapore on November 28, 2022. It does not engage in any material operation. TOP ASSET MANAGEMENT plans to register with the Monetary Authority of Singapore as a Registered Fund Management Company to carry out Fund Management services. It is a direct subsidiary of ZYXL (BVI) and an indirect subsidiary of TFGL.

TOP FINANCIAL was formed under the laws of Singapore on November 28, 2022. It does not engage in any material operation. TOP FINANCIAL plans to acquire the CMS license from the Monetary Authority of Singapore to carry out regulated activities in Dealing in Capital Market. It is a direct subsidiary of ZYPL (BVI) and an indirect subsidiary of TFGL.

Name Change

Effective July 13, 2022, the Company changed its name from “Zhong Yang Financial Group Limited” to “TOP Financial Group Limited”.

Dual Class Structure

On December 20, 2023, the Company held an annual shareholders meeting. As approved by the shareholders, the authorized share capital was increased from US$l50,000.00 divided into 150,000,000 shares of a nominal or par value of US$0.001 each to US$l,000,000.00 divided into 1,000,000,000 shares of a nominal or par value of US$0.001 each, and the Board of Directors was authorized to, at its discretion without further approval of the shareholders, to adopt a dual-class share capital structure to (i) re-classify all ordinary shares issued and outstanding into class A ordinary shares with a par value of US$0.001 each with one (1) vote per share and with other rights attached to it in the Second Amended and Restated Memorandum and Articles of Association on a one for one basis; (ii) re-designate 10,000,000 authorized but unissued ordinary shares into 10,000,000 class B ordinary shares with a par value of US$0.001 each with fifty (50) votes per share and with other rights attached to it in the Second Amended and Restated Memorandum and Articles of Association on a one for one basis; and (iii) re-designate the remaining authorized but unissued ordinary shares into Class A ordinary shares on a one for one basis. On October 3, 2024, the Board of the Company has approved the Reclassification and Redesignation, and the dual-class share capital structure was effective immediately.

Business Overview

Our Operating Subsidiaries operate an online brokerage firm in Hong Kong specializing in the trading of local and overseas equities, futures, and options products. Our clients primarily reside in Asia and the Operating Subsidiaries are currently focusing on expanding our customer base to Southeast Asian investors. Our trading platforms, which our Operating Subsidiaries license from third parties, enable investors to trade approximately more than 100 futures products on multiple exchanges around the world including the member exchanges of Chicago Mercantile Exchange (CME), Hong Kong Futures Exchange (HKFE), The New York Mercantile Exchange (NYMEX), The Chicago Board of Trade (CBOT), The Commodity Exchange (COMEX), Eurex Exchange (EUREX), ICE Clear Europe Limited (ICEU), Singapore Exchange (SGX), Australia Securities Exchange (ASX), Bursa Malaysia Derivatives Berhad (BMD), and Osaka Exchange (OSE). Our continuous efforts focusing on offering value-added services and access to exchanges around the globe, compounded with user friendly experience, have enabled us to become one of the fast-growing online trading platforms for our clients. Our trading volume of futures contracts was 2.64 million trades in fiscal year 2022, 2.97 million trades in fiscal year 2023, and 2.27 million trades in fiscal year 2024. Our trading volume of futures contracts was 0.35 million trades in the six months ended September 30, 2024 and 0.55 million trades in the six months ended September 30, 2023. Our total registered customer number increased from 292 as of March 31, 2022 to 296 as of March 31, 2023, to 329 as of March 31, 2024, and further increased to 343 as of September 30, 2024. In fiscal year 2022, we had 74 revenue-generating accounts in total, including 16 accounts for futures trading, 15 accounts for securities trading, 34 accounts for structured notes subscriber services and 9 accounts for trading solution service. In fiscal year 2023, we had 34 revenue-generating accounts in total, including 12 accounts for futures trading, 12 accounts for securities trading, no account for structured notes subscriber services and 10 accounts for trading solution service. In fiscal year 2024, we had 51 revenue-generating accounts in total, including 15 accounts for futures trading, 27 accounts for securities trading and 9 accounts for trading solution service. In the six months ended September 30, 2023, we had 46 revenue-generating accounts in total, including 8 accounts for futures trading, 29 accounts for securities trading, nil accounts for structured notes subscriber services, and 9 accounts for trading solution services. In the six months ended September 30, 2024, we had 14 revenue-generating accounts in total, including 12 accounts for futures trading, 14 accounts for securities trading, nil accounts for structured notes subscriber services, and nil accounts for trading solution services.

Our Operating Subsidiaries conduct the futures and stock brokerage business through three trading platforms, Esunny for futures trading, 2GoTrade and Longbridge for stock trading, all of which were licensed from third parties and can be easily accessed through our application, or APP, software, and websites. The three platforms are designed to empower our clients to enjoy a seamless, efficient, and secure trading platform. The Operating Subsidiaries offer our customers comprehensive brokerage and value-added services, including trade order placement and execution, account management, and customer support. Given the importance of trading systems in our services, the Operating Subsidiaries strive to continuously enhance our IT infrastructure.

WIN100 Wealth engages in the OTC Derivatives trading services business and considered setting the business. WIN100 Wealth entered into ISDA master agreements and related supplementary agreements with some of the top OTC Derivatives traders. When clients placed an order for OTC Derivatives trades on certain stock, WIN100 Wealth placed the same order back-to-back with the OTC Derivatives traders for execution and WIN100 Wealth also facilitate client’s OTC Derivatives trading when an offsetting transaction from another client is not available, WIN100 Wealth may choose to act as a principal (i.e. market maker) to trade with the client. This type of transactions gives the potential to generate significant revenues from trading profit if the market develops in favor of company’s position.

Winrich is a licensed money lending company governed by the Money Lenders Ordinance in Hong Kong. According to the Money Lenders Ordinance, customers shall enter into agreement with Winrich in person and provide their personal information for the “know your client” purposes, or KYC. In fiscal year 2024, 3 customers entered into lending agreements with Winrich. In the six months ended September 30, 2024, 6 customers entered into lending agreements with Winrich. Winrich disbursed loans to customers for a fixed period and charged interest from the customers. The principal and interest are repayable upon the maturity of the loans. We recognized interest income using straight-line method over loan period.

During the six months ended September 30, 2024 and the years ended March 31, 2024, 2023 and 2022, our Operating Subsidiaries provided futures brokerage services and other services (including stock brokerage, options brokerage, consulting services, currency exchange services, structured note subscriber services, margin financing services, OTC derivative trading and loan business). We generate revenues primarily from brokerage fees the Operating Subsidiaries charge clients for executing and/or arranging the trades and transactions for them. Our revenues for the years ended March 31, 2024, 2023 and 2022 were US$8.0 million, US$9.7 million and US$7.8 million, respectively. Our revenues for the six months ended September 30, 2024 and 2023 were US$1.8 million and US$7.1 million, respectively. The commissions on futures brokerage accounted for 42.1%, 44.6% and 54.9% of the total revenues for the years ended March 31, 2024, 2023 and 2022, respectively. The commissions on futures brokerage accounted for 52.5% and 32.6% of the total revenues for the six months ended September 30, 2024 and 2023, respectively. Revenues from the trading solution services accounted for 34.0%, 45.3% and 42.3% of the total revenues for the fiscal year ended March 31, 2024, 2023 and 2022, respectively. Revenues from the trading solution services accounted for 23.3% and 23.7% of the total revenues for the six months ended September 30, 2024 and 2023, respectively. Revenues from the structured note subscription fees accounted for 9.4% of the total revenues for the fiscal year ended March 31, 2022. We did not have any revenues from the structured note subscription fees during the six months ended September 30, 2024 or during the fiscal year ended March 31, 2024 and 2023. Our Operating Subsidiaries also provide other financial services including stock brokerage, options brokerage, consulting services, currency exchange services, margin financing services, OTC derivative trading and loan business to our clients. Revenues generated from stock brokerage, consulting services, and currency exchange services accounted for 3.5%, 3.0% and 3.6% of total revenues, during the fiscal years ended March 31, 2024, 2023 and 2022, respectively. Revenues generated from stock brokerage, consulting services, and currency exchange services accounted for 2.1% and 3.4% of total revenues, during the six months ended September 30, 2024 and 2023, respectively. Revenues generated from margin financing accounted for 3.3% of total revenues during the fiscal years ended March 31, 2024. We did not have any revenues from margin financing during the fiscal years ended March 31, 2023 or 2022 or during the six months ended September 30, 2024. During the fiscal year ended March 31, 2024, the Operating Subsidiary, Win100 Wealth Limited launched OTC derivative trading service and Winrich Finance Limited launched loan business. Revenues generated from OTC derivative trading accounted for 1.5% of total revenues, during the fiscal years ended March 31, 2024. Revenues generated from OTC derivative trading accounted for 7.9% of total revenues, during the six months ended September 30, 2024. Interest income from loan business accounted for 2.9% of total revenues, during the fiscal years ended March 31, 2024. Interest income from loan business accounted for 17.0% of total revenues, during the six months ended September 30, 2024.We did not generate revenue from options trading services for the six months ended September 30, 2024 or the fiscal years 2024, 2023 and 2022. Our top five customers accounted for 36%, 43% and 77% of our total revenues for the years ended March 31, 2024, 2023 and 2022. Our top five customers accounted for 37% and 35% of our total revenues for the six months ended September 30, 2024 and 2023, respectively.

Our Operating Subsidiaries have achieved substantial growth since the launch of the operation of online brokerage services, as illustrated by the chart below which sets forth the number of futures contracts the Operating Subsidiaries have executed from April 1, 2021 to September 30, 2024, organized by calendar quarter.

The number of futures contracts executed in each period depends on factors including, but not limited to, economic and political conditions, market conditions, pricing of futures contracts, and the clients’ risk appetite.

We intend to leverage our competitive strengths to sustain and grow our business, namely, to provide our clients with fast and reliable access to the financial market through our personalized client services and efficient organizational structure. In particular, we plan to expand our services offering and continue integrating value-added services, including CFD products and services and asset management services.

Corporate Information

Our principal executive offices are located at Flat 1101, 118 Connaught Road West, Hong Kong. Our telephone number at this address is +852 3107 0731. Our registered office in the Cayman Islands is located at the offices of Vistra (Cayman) Limited, P. O. Box 31119 Grand Pavilion, Hibiscus Way, 802 West Bay Road, Grand Cayman, KY1 - 1205 Cayman Islands. Our agent for service of process in the United States is Cogency Global Inc. located at 122 East 42nd Street, 18th Floor, New York, NY 10168. Investors should contact us for any inquiries through the address and telephone number of our principal executive offices. Our website is www. ZYFGL.com. The information contained on our website is not a part of this prospectus.

The SEC maintains an internet site at http://www.sec.gov that contains reports, information statements, and other information regarding issuers that file electronically with the SEC.

Implications of Being an Emerging Growth Company

We qualify as and elect to be an “emerging growth company” as defined in the Jumpstart our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include, but not limited to:

●	Reduced disclosure about the emerging growth company’s executive compensation arrangements in our periodic reports, proxy statements and registration statements; and

●	an exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002.

We will remain an “emerging growth company” until the earliest to occur of (i) the last day of the fiscal year (a) following the fifth anniversary of the closing of the Business Combination, (b) in which we have total annual gross revenue of at least $1.235 billion or (c) in which we are deemed to be a large accelerated filer, which means the market value of equity securities held by our non-affiliates exceeds $700 million as of the last business day of our prior second fiscal quarter, and (ii) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

Implication of Being a Foreign Private Issuer

We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

●	we are not required to provide as many Exchange Act reports or provide periodic and current reports as frequently, as a domestic public company;

●	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

●	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and

●	we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

Permission Required from the Hong Kong Authorities

Due to the licensing requirements of the HKSFC, ZYSL and ZYCL are required to obtain necessary licenses to conduct their business in Hong Kong and their business and responsible personnel are subject to the relevant laws and regulations and the respective rules of the HKSFC. ZYSL currently holds a Type 1 license for dealing in securities and a Type 2 license for dealing in futures contracts. ZYCL currently holds a Type 4 license for advising on securities, a Type 5 license for advising on futures contracts and a Type 9 license for asset management. See “Item 4. Information on the Company—4.B. Business Overview—Regulation—Licensing Regime Under the HKSFO”. These licenses have no expiration date and will remain valid unless they are suspended, revoked or cancelled by the HKSFC. We pay standard governmental annual fees to the HKSFC and are subject to continued regulatory obligations and requirements, including the maintenance of minimum paid-up share capital and liquid capital, maintenance of segregated accounts, and submission of audited accounts and other required documents, among others. See “Item 4. Information on the Company—4.B. Business Overview—Regulation—Licensing Regime Under the HKSFO”.

As advised by Stevenson, Wong & Co., our Hong Kong counsel, neither we nor any of our subsidiaries are required to obtain any permission or approval from Hong Kong authorities to offer the securities of TFGL to foreign investors provided that the offering activities are conducted outside of Hong Kong. However, we have been advised by our Hong Kong counsel, Stevenson, Wong & Co., that uncertainties remain due to the possibility that laws, regulations, or policies in Hong Kong could change rapidly in the future. Should there be any change in applicable laws, regulations, or interpretations, and we or our subsidiary are required to obtain such permissions or approvals in the future, we will strive to comply with the then applicable laws, regulations, or interpretations.

Recent Regulatory Development in the PRC

We are aware that, recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using a variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement.

For example, on June 10, 2021, the Standing Committee of the National People’s Congress enacted the PRC Data Security Law, which took effect on September 1, 2021. The law requires data collection to be conducted in a legitimate and proper manner, and stipulates that, for the purpose of data protection, data processing activities must be conducted based on data classification and hierarchical protection system for data security.

On July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued a document to crack down on illegal activities in the securities market and promote the high-quality development of the capital market, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws.

On August 20, 2021, the 30th meeting of the Standing Committee of the 13th National People’s Congress voted and passed the “Personal Information Protection Law of the People’s Republic of China”, or “PRC Personal Information Protection Law”, which became effective on November 1, 2021. The PRC Personal Information Protection Law applies to the processing of personal information of natural persons within the territory of China that is carried out outside of China where (1) such processing is for the purpose of providing products or services for natural persons within China, (2) such processing is to analyze or evaluate the behavior of natural persons within China, or (3) there are any other circumstances stipulated by related laws and administrative regulations.

On December 28, 2021, the CAC jointly with the relevant authorities formally published Measures for Cybersecurity Review (2021) which took effect on February 15, 2022 and replace the former Measures for Cybersecurity Review (2020) issued on July 10, 2021. Measures for Cybersecurity Review (2021) stipulates that operators of critical information infrastructure purchasing network products and services, and online platform operator (together with the operators of critical information infrastructure, the “Operators”) carrying out data processing activities that affect or may affect national security, shall conduct a cybersecurity review, any online platform operator who controls more than one million users’ personal information must go through a cybersecurity review by the cybersecurity review office if it seeks to be listed in a foreign country.

On February 17, 2023, the China Securities Regulatory Commission (“CSRC”) promulgated the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the “Trial Measures,” and five supporting guidelines, which came into effect on March 31, 2023. Pursuant to the Trial Measures, domestic companies that seek to offer or list securities overseas, both directly and indirectly, shall complete filing procedures with the CSRC pursuant to the requirements of the Trial Measures within three working days following its submission of initial public offerings or listing application. If a domestic company fails to complete required filing procedures or conceals any material fact or falsifies any major content in its filing documents, such domestic company may be subject to administrative penalties, such as an order to rectify, warnings, fines, and its controlling shareholders, actual controllers, the person directly in charge and other directly liable persons may also be subject to administrative penalties, such as warnings and fines.

As advised by Guangdong Wesley Law Firm, our counsel with respect to certain PRC legal matters, in connection with our issuance of securities to foreign investors, under current PRC laws, regulations and regulatory rules, as of the date of this prospectus, we are not currently required to obtain permissions from or complete any filing with the CSRC, or required to go through cybersecurity review by the CAC, given that (1) our Operating Subsidiaries are incorporated in Hong Kong or the British Virgin Islands and are located in and primarily conduct business operations in Hong Kong, (2) we have no subsidiary, VIE structure nor any direct operations in mainland China, and (3) pursuant to the Basic Law of the Hong Kong Special Administrative Region (the “Basic Law”), which is a national law of the PRC and the constitutional document for Hong Kong, national laws of the PRC shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law (which is confined to laws relating to defense and foreign affairs, as well as other matters outside the autonomy of Hong Kong). In addition, we have not been asked to obtain such permissions or to complete any filing by any PRC authority or received any denial to do so. However, the PRC government has recently indicated an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investment by issuers like us. There remains significant uncertainty as to the enactment, interpretation and implementation of regulatory requirements related to overseas securities offerings and other capital markets activities.

If (i) we inadvertently conclude that certain regulatory permissions and approvals are not required or (ii) applicable laws, regulations, or interpretations change in a way that requires us to complete such filings or obtain such approvals in the future, and (iii) we are required to obtain such permissions or approvals in the future, but fail to receive or maintain such permissions or approvals, we may face sanctions by the CSRC, the CAC or other PRC regulatory agencies. These regulatory agencies may impose fines and penalties on us, limit the operations, limit our ability to pay dividends outside of China, limit our ability to list on stock exchanges outside of China or offer our securities to foreign investors or take other actions that could have a material adverse effect on our business, financial condition, results of operations and prospects, may hinder our ability to offer or continue to offer securities to investors and may cause the value of our securities to significantly decline or be worthless.

Additionally, due to long arm provisions under the current PRC laws and regulations, there remains regulatory uncertainty with respect to the implementation and interpretation of laws in China. We are also subject to the risks of uncertainty about any future actions the Chinese government or authorities in Hong Kong may take in this regard.

The Chinese government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time. Such governmental actions could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and may cause the value of our securities to significantly decline or be worthless.

Implication of the Holding Foreign Companies Accountable Act (the “HFCA Act”)

The HFCA Act was enacted on December 18, 2020. The HFCA Act states if the SEC determines that a company has filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years beginning in 2021, the SEC shall prohibit the company’s shares from being traded on a national securities exchange or in the over the counter trading market in the United States. On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCA Act. A company will be required to comply with these rules if the SEC identifies it as having a “non-inspection” year under a process to be subsequently established by the SEC. The SEC is assessing how to implement other requirements of the HFCA Act, including the listing and trading prohibition requirements described above. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, and on December 29, 2022, legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”) was signed into law by President Biden, which contained, among other things, an identical provision to the Accelerating Holding Foreign Companies Accountable Act and amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time period for triggering the prohibition on trading. On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the HFCA Act, which took effect on January 10, 2022. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions. On December 16, 2021, PCAOB announced the PCAOB HFCA Act determinations (the “PCAOB determinations”) relating to the PCAOB’s inability to inspect or investigate completely registered public accounting firms headquartered in mainland China of the PRC or Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in the PRC or Hong Kong. On August 26, 2022, the PCAOB announced that it had signed a Statement of Protocol (the “SOP”) with the China Securities Regulatory Commission and the Ministry of Finance of China. The SOP, together with two protocol agreements governing inspections and investigations (together, the “SOP Agreement”), establishes a specific, accountable framework to make possible complete inspections and investigations by the PCAOB of audit firms based in mainland China and Hong Kong, as required under U.S. law. The SOP Agreement remains unpublished and is subject to further explanation and implementation. Pursuant to the fact sheet with respect to the SOP Agreement disclosed by the SEC, the PCAOB shall have sole discretion to select any audit firms for inspection or investigation and the PCAOB inspectors and investigators shall have a right to see all audit documentation without redaction. On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary.

YCM CPA INC., the independent registered public accounting firm that issues the audit report for the fiscal years ended March 31, 2024, 2023, and 2022 included in this annual report, is currently subject to PCAOB inspections and the PCAOB is thus able to inspect YCM CPA INC. YCM CPA INC. is headquartered in Irvine, California and has been inspected by the PCAOB. Notwithstanding the foregoing, in the future, if there is any regulatory change or step taken by PRC regulators or the SEC or Nasdaq applies additional and more stringent criteria, and if PCAOB determines that it is not able to inspect YCM CPA INC. at such future time, Nasdaq may delist our Ordinary Shares and the value of our Ordinary Shares may significantly decline or become worthless. See “Item 3. Key Information — 3.D. Risk Factors — Risks Relating to Our Ordinary Shares— Our Ordinary Shares may be prohibited from being traded on a national exchange under the Holding Foreign Companies Accountable Act (the “HFCA Act”), if the Public Company Accounting Oversight Board (the “PCAOB”) is unable to inspect our auditors for two consecutive years beginning in 2021. The delisting of our Ordinary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment” in our 2024 Annual Report.

Transfers of Cash between Our Company and Our Subsidiaries

Our management monitors the cash position of each entity within our organization regularly and prepare budgets on a monthly basis to ensure each entity has the necessary funds to fulfill its obligation for the foreseeable future and to ensure adequate liquidity. In the event that there is a need for cash or a potential liquidity issue, it will be reported to our Chief Financial Officer and subject to approval by our board of directors, we will enter into an intercompany loan for the subsidiary.

For TFGL to transfer cash to its subsidiaries, TFGL is permitted under the laws of the Cayman Islands and its memorandum and articles of association to provide funding to our subsidiaries incorporated in the British Virgin Islands and Hong Kong through loans or capital contributions without restrictions on the amount of the funds. TFGL’s subsidiaries formed under the laws of the British Virgin Islands are permitted under the laws of the British Virgin Islands to provide funding to their respective subsidiaries formed in Hong Kong through loans or capital contributions without restrictions on the amount of the funds.

For the subsidiaries to transfer cash to TFGL, according to the BVI Business Companies Act, Revised Edition 2020, a British Virgin Islands company may make dividends distribution to the extent that immediately after the distribution, such company’s assets exceed its liabilities and that such company is able to pay its debts as they fall due. According to the Companies Ordinance of Hong Kong, a Hong Kong company may only make a distribution out of profits available for distribution. Other than the above, we did not adopt or maintain any cash management policies and procedures as of the date of this prospectus.

The following describes the dividends and distributions made by our subsidiaries. TFGL has not made any dividends or distributions to U.S. investors as of the date of this prospectus.

On March 24, 2020, ZYSL and ZYCL declared interim cash dividends of HK$3.9 million (approximately US$0.5 million) and HK$1.5 million (approximately US$0.2 million), respectively, to the then sole shareholder, i.e. the Predecessor Parent Company, Zhong Yang Holdings Limited. As of March 31, 2020, the dividend declared by ZYCL has been fully settled by directly deducting the dividend amount from the amount due from Zhong Yang Holdings Limited, and the dividend declared by ZYSL was recorded as dividend payable. On June 19, 2020, ZYSL settled such dividend payable in cash.

On November 25, 2020, ZYSL declared an interim cash dividend of HK$24.8 million (equivalent to $3.2 million) to its sole shareholder ZYSL (BVI), following which event ZYSL (BVI) declared an interim cash dividend to its sole shareholder, TFGL, and TFGL declared an interim cash dividend to its shareholders for the same amount on the same day. None of the shareholders of TFGL at the time was a U.S. person. Without any withholding tax levied on dividends in Hong Kong, British Virgin Islands, and Cayman Islands, the interim cash dividends were settled with the shareholders in cash on November 25, 2020.

On January 19, 2021, ZYSL declared an interim cash dividend of HK11.6 million (equivalent to US$1.5 million) to the then sole shareholder, the Predecessor Parent Company. The dividend was settled with the Predecessor Parent Company in cash in three installments of US$0.5 million each on January 19, 2021, January 20, 2021 and March 3, 2021.

Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by us. The laws and regulations of the PRC on currency conversion control do not currently have any material impact on the transfer of cash from TFGL to ZYSL or ZYCL or from ZYSL or ZYCL to TFGL. There are no restrictions or limitations under the laws of Hong Kong imposed on the conversion of HK dollar into foreign currencies and the remittance of currencies out of Hong Kong, nor is there any restriction on any foreign exchange to transfer cash between TFGL and its subsidiaries, across borders and to U.S. investors, nor there is any restrictions and limitations to distribute earnings from the subsidiaries, to TFGL and U.S. investors and amounts owed. However, there is no assurance the PRC government will not intervene in or impose restrictions on the ability of us or our subsidiaries to transfer cash or assets.

For TFGL to make dividends to its shareholders, subject to the Companies Act (2025 Revision) of the Cayman Islands, which we refer to as the Companies Act below, and our amended and restated memorandum and articles of association, our board of directors may authorize and declare a dividend to shareholders from time to time out of the profits from the Company, realized or unrealized, or out of the share premium account, provided that the Company will remain solvent, meaning the Company is able to pay its debts as they come due in the ordinary course of business. There is no further Cayman Islands statutory restriction on the amount of funds which may be distributed by us in the form of dividends.

We do not have any present plan to declare or pay any dividends on our Class A ordinary shares or distribute earnings in the foreseeable future. We currently intend to retain all available funds and future earnings, if any, for the operation and expansion of our business. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments, in our amended and restated memorandum and articles of association and in the Companies Act.

During the six months ended September 30, 2024 and the fiscal years ended March 31, 2024, 2023 and 2022, cash transfers and/or transfers of other assets between our Company and our subsidiaries were as follows:

No.	Transfer From	Transfer To	Amount (US$)	Date	Purpose
1	TGFL	WIN100 WEALTH	$1,000,000	February 14, 2023	Intra-company loan
2	TGFL	ZYSL	$3,000,000	March 10, 2023	Capital injection
3	TGFL	WIN100 WEALTH	$5,000,000	April 18, 2023	Intra-company loan
4	TGFL	WINRICH	$1,180,772	September 6, 2023	Intra-company loan
5	TGFL	WIN100 WEALTH	$1,000,000	December 6, 2023	Intra-company loan
6	TGFL	WIN100 WEALTH	$2,000,000	February 29, 2024	Intra-company loan
7	TGFL	WIN100 WEALTH	$2,000,000	March 1, 2024	Intra-company loan
8	TGFL	WIN100 WEALTH	$2,000,000	April 18, 2024	Intra-company loan
9	TGFL	WINRICH	$300,000	April 2, 2024	Intra-company loan
10	TGFL	WINRICH	$1,050,000	May 7, 2024	Intra-company loan
11	TGFL	WINRICH	$1,000,000	May 13, 2024	Intra-company loan
12	TGFL	WINRICH	$1,000,000	June 4, 2024	Intra-company loan
13	TGFL	WINRICH	$1,000,000	June 14, 2024	Intra-company loan
14	TGFL	WINRICH	$500,000	June 17, 2024	Intra-company loan
15	TGFL	WINRICH	$500,000	June 20, 2024	Intra-company loan
16	TGFL	WINRICH	$3,000,000	September 23, 2024	Intra-company loan

We plan to settle the intra-company loan owed between the company and the subsidiaries. As of the date of this prospectus, the outstanding balances totaled $22.53 million.

See “Item 8. Financial Information – A. Consolidated Statements and Other Financial Information – Dividend Policy”, “Item 3. Key Information — 3.D. Risk Factors — Risks Relating to our Corporate Structure – We rely on dividends and other distributions on equity paid by the Operating Subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of the Operating Subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business” in our 2024 Annual Report.

Enforceability of Civil Liabilities

Cayman Islands

TFGL was formed under the laws of the Cayman Islands as an exempted company with limited liability. Substantially all of our assets are located outside the United States. In addition, two of our seven directors and officers, Anthony S. Chan and Mei Cai, are nationals and/or residents of the United States. The other five of our directors and officers, Junli Yang, Mau Chung Ng, Ka Fai Yuen, Yung Yung Lo, and Jennifer Hoi Ling Tam, are nationals and/or residents of Hong Kong, and all or a substantial portion of such persons’ assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or these persons, or to enforce judgments obtained in U.S. courts against us or them, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. It may also be difficult for you to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our officers and directors.

TFGL has appointed Cogency Global Inc. as our agent upon whom process may be served in any action brought against us under the securities laws of the United States. Cogency Global Inc. will also be engaged by the officers and directors who are residents of a foreign country to accept service for any action under the civil liability provisions of the U.S. federal securities laws against such officers and directors.

Harney Westwood & Riegels, our counsel as to the laws of the Cayman Islands has advised us that there is uncertainty as to whether the courts of the Cayman Islands would (1) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers that are predicated upon the civil liability provisions of the federal securities laws of the United States or the securities laws of any state in the United States, or (2) entertain original actions brought in the Cayman Islands against us or our directors or officers that are predicated upon the federal securities laws of the United States or the securities laws of any state in the United States.

Harney Westwood & Riegels has informed us that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), the Grand Court of the Cayman Islands will at common law enforce final and conclusive in personam judgments of state and/or federal courts of the United States of America (the “Foreign Court”) of a debt or definite sum of money against the Company (other than a sum of money payable in respect of taxes or other charges of a like nature, a fine or other penalty (which may include a multiple damages judgment in an anti-trust action) or where enforcement would be contrary to public policy). The Grand Court of the Cayman Islands will also at common law enforce final and conclusive in personam judgments of the Foreign Court that are non-monetary against the Company, for example, declaratory judgments ruling upon the true legal owner of shares in a Cayman Islands company. The Grand Court of the Cayman Islands will exercise its discretion in the enforcement of non-money judgments by having regard to the circumstances, such as considering whether the principles of comity apply. To be treated as final and conclusive, any relevant judgment must be regarded as res judicata by the Foreign Court. A debt claim on a foreign judgment must be brought within six years of the date of the judgment, and arrears of interest on a judgment debt cannot be recovered after six years from the date on which the interest was due. The courts of the Cayman Islands are unlikely to enforce a judgment obtained from the Foreign Court under civil liability provisions of U.S. federal securities law if such a judgment is found by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. Such a determination has not yet been made by the Grand Court of the Cayman Islands. A court of the Cayman Islands may stay enforcement proceedings if concurrent proceedings are being brought elsewhere. A judgment entered in default of appearance by a defendant who has had notice of the Foreign Court’s intention to proceed may be final and conclusive notwithstanding that the Foreign Court has power to set aside its own judgment and despite the fact that it may be subject to an appeal the time-limit for which has not yet expired. The Grand Court of the Cayman Islands may safeguard the defendant’s rights by granting a stay of execution pending any such appeal and may also grant interim injunctive relief as appropriate for the purpose of enforcement.

Hong Kong

Stevenson, Wong & Co., our counsel with respect to Hong Kong law, has advised us that judgment of United States courts will not be directly enforced against our subsidiaries in Hong Kong or such directors and officers who are nationals and/or residents of Hong Kong. There are currently no treaties or other arrangements providing for reciprocal enforcement of foreign judgments between Hong Kong and the United States. However, the common law permits an action to be brought upon a foreign judgment. That is to say, a foreign judgment itself may form the basis of a cause of action since the judgment may be regarded as creating a debt between the parties to it. In a common law action for enforcement of a foreign judgment in Hong Kong, the enforcement is subject to various conditions, including but not limited to, that the foreign judgment is a final judgment conclusive upon the merits of the claim, the judgment is for a liquidated amount in a civil matter and not in respect of taxes, fines, penalties, or similar charges, the proceedings in which the judgment was obtained were not contrary to natural justice, and the enforcement of the judgment is not contrary to public policy of Hong Kong. Such a judgment must be for a fixed sum and must also come from a “competent” court as determined by the private international law rules applied by the Hong Kong courts. The defenses that are available to a defendant in a common law action brought on the basis of a foreign judgment include lack of jurisdiction, breach of natural justice, fraud, and contrary to public policy. However, a separate legal action for debt must be commenced in Hong Kong in order to recover such debt from the judgment debtor.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described in this section and under the heading “Risk Factors” contained in any applicable prospectus supplement and under similar headings in our most recent annual report on Form 20-F as updated by our subsequent filings, some of which are incorporated by reference into this prospectus, before deciding whether to purchase any of the securities being registered pursuant to the registration statement of which this prospectus forms a part. Each of the risk factors could adversely affect our business, results of operations, financial condition and cash flows, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations. For more information, see “Where You Can Find Additional Information” and “Incorporation of Documents by Reference.”

The dual-class structure of our ordinary shares may have the effect of concentrating voting control with certain shareholders, which will limit your ability to influence the outcome of important transactions, including a change in control.

Under our amended and restated memorandum and articles of association, we are authorized to issue 990,000,000 Class A ordinary shares of $0.001 par value per share and 10,000,000 Class B ordinary shares of $0.001 par value per share. As of the date of this prospectus, there are 37,044,475 Class A ordinary shares and no Class B ordinary shares issued and outstanding. Each of our Class B ordinary shares has fifty (50) votes per share, and each of our Class A ordinary shares has one (1) vote per share. We may issue Class B ordinary shares in the future. Because of the fifty-to-one voting ratio between our Class B ordinary shares and Class A ordinary shares, future holders of our Class B ordinary shares may collectively control a majority of the combined voting power of our ordinary shares and therefore be able to control all matters submitted to our shareholders for approval even when the shares of Class B ordinary shares represent a minority of all outstanding shares of our Class A ordinary shares and Class B ordinary shares. These holders of our Class B ordinary shares may also have interests that differ from yours and may vote in a way with which you disagree and which may be adverse to your interests. The potentially concentrated control may have the effect of delaying, preventing or deterring a change in control of our company, could deprive our shareholders of an opportunity to receive a premium for their ordinary shares as part of a sales of our company and might ultimately affect the market price of our Class A Ordinary Shares.

The trading price of our Class A ordinary shares experienced substantial price fluctuations in April and May 2023. On May 11, 2023 the SEC ordered a 10-day trading suspension of our Class A ordinary shares. A repeat suspension could occur. Because our Class A ordinary shares has at times been thinly traded, our Class A ordinary shares may continue to experience price volatility and low liquidity, which could result in substantial losses to investors.

The trading price of our Class A ordinary shares experienced substantial price fluctuations in April and May 2023, during which time the highest and lowest closing prices were US$108.21 and US$4.53 per Class A ordinary share, respectively. On May 11, 2023, the SEC ordered a 10-day trading suspension of the Company’s Class A ordinary shares, due to “recent, unusual, and unexplained market activity raising concerns regarding the adequacy and accuracy of publicly-available information, in light of disclosures made concerning our financial condition and scope of operations.” The trading suspension ended on May 26, 2023. In addition, the daily trading volume of our Class A ordinary shares has at times been relatively low. If this continues to occur in the future, persons buying or selling in relatively small quantities may easily influence the price of our Class A ordinary shares. This low volume of trades could also cause the price of our Class A ordinary shares to fluctuate greatly, with large percentage changes in price occurring in any trading day session. Holders of our Class A ordinary shares may also not be able to readily liquidate their investment or may be forced to sell at depressed prices due to low volume trading. Broad market fluctuations and general economic and political conditions may also adversely affect the market price of our Class A ordinary shares. As a result of this volatility, investors may experience losses on their investment in our Class A ordinary shares. Furthermore, the volatility may confuse the public investors of the value of our stock, distort the market perception of our stock price, our company’s financial performance, public image, and negatively affect the long-term liquidity of our Class A ordinary shares, regardless of our actual or expected operating performance. A decline in the market price of our Class A ordinary shares also could adversely affect our ability to issue additional Class A ordinary shares or other securities and our ability to obtain additional financing in the future. No assurance can be given that an active market in our Class A ordinary shares will develop or be sustained. If an active market does not develop, holders of our Class A ordinary shares may be unable to readily sell the shares they hold or may not be able to sell their shares at all.

The sale of a substantial amount of our Class A ordinary shares and/or securities that are exercisable or convertible into out Class A ordinary shares could adversely affect the prevailing market price of our Class A ordinary shares.

We are registering the sale of Class A ordinary shares and other securities with an aggregate offering price of $300,000,000 and may issue Class A ordinary shares or other equity or debt securities that are exercisable or convertible into Class A ordinary shares pursuant to this prospectus or the applicable prospectus supplement. Furthermore, in the future, we may issue additional Class A ordinary shares or other securities in connection with financing, equity incentive plans, strategic business acquisition, or otherwise. Sales of substantial amounts of our Class A ordinary shares in the public market, or the perception that such sales might occur, could result in substantial dilution to our existing shareholders and could adversely affect the market price of our Class A ordinary shares.

We may become subject to a variety of PRC laws and other obligations regarding data security offerings that are conducted overseas and/or foreign investment in China-based issuers, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business, financial condition and results of operations and may hinder our ability to offer or continue to offer Ordinary Shares to investors and cause the value of our Ordinary Shares to significantly decline or be worthless.

On June 10, 2021, the Standing Committee of the National People’s Congress enacted the PRC Data Security Law, which took effect on September 1, 2021. The law requires data collection to be conducted in a legitimate and proper manner, and stipulates that, for the purpose of data protection, data processing activities must be conducted based on data classification and hierarchical protection system for data security.

On July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued a document to crack down on illegal activities in the securities market and promote the high-quality development of the capital market, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws.

On August 20, 2021, the 30th meeting of the Standing Committee of the 13th National People’s Congress voted and passed the “Personal Information Protection Law of the People’s Republic of China”, or “PRC Personal Information Protection Law”, which became effective on November 1, 2021. The PRC Personal Information Protection Law applies to the processing of personal information of natural persons within the territory of China that is carried out outside of China where (1) such processing is for the purpose of providing products or services for natural persons within China, (2) such processing is to analyze or evaluate the behavior of natural persons within China, or (3) there are any other circumstances stipulated by related laws and administrative regulations.

On December 28, 2021, the CAC jointly with the relevant authorities formally published Measures for Cybersecurity Review (2021) which took effect on February 15, 2022 and replace the former Measures for Cybersecurity Review (2020) issued on July 10, 2021. Measures for Cybersecurity Review (2021) stipulates that operators of critical information infrastructure purchasing network products and services, and online platform operator (together with the operators of critical information infrastructure, the “Operators”) carrying out data processing activities that affect or may affect national security, shall conduct a cybersecurity review, any online platform operator who controls more than one million users’ personal information must go through a cybersecurity review by the cybersecurity review office if it seeks to be listed in a foreign country.

On February 17, 2023, the CSRC promulgated the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the “Trial Measures,” and five supporting guidelines, which came into effect on March 31, 2023. Pursuant to the Trial Measures, domestic companies that seek to offer or list securities overseas, both directly and indirectly, shall complete filing procedures with the CSRC pursuant to the requirements of the Trial Measures within three working days following its submission of initial public offerings or listing application. If a domestic company fails to complete required filing procedures or conceals any material fact or falsifies any major content in its filing documents, such domestic company may be subject to administrative penalties, such as an order to rectify, warnings, fines, and its controlling shareholders, actual controllers, the person directly in charge and other directly liable persons may also be subject to administrative penalties, such as warnings and fines.

As advised by Guangdong Wesley Law Firm, our counsel with respect to certain PRC legal matters, in connection with our issuance of securities to foreign investors, under current PRC laws, regulations and regulatory rules, as of the date of this prospectus, we are not currently required to obtain permissions from or complete any filing with the CSRC, or required to go through cybersecurity review by the CAC, given that (1) our Operating Subsidiaries are incorporated in Hong Kong or the British Virgin Islands and are located in and primarily conduct business operations in Hong Kong, (2) we have no subsidiary, VIE structure nor any direct operations in mainland China, and (3) pursuant to the Basic Law of the Hong Kong Special Administrative Region (the “Basic Law”), which is a national law of the PRC and the constitutional document for Hong Kong, national laws of the PRC shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law (which is confined to laws relating to defense and foreign affairs, as well as other matters outside the autonomy of Hong Kong). In addition, we have not been asked to obtain such permissions or to complete any filing by any PRC authority or received any denial to do so. However, the PRC government has recently indicated an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investment by issuers like us. There remains significant uncertainty as to the enactment, interpretation and implementation of regulatory requirements related to overseas securities offerings and other capital markets activities.

If (i) we inadvertently conclude that certain regulatory permissions and approvals are not required or (ii) applicable laws, regulations, or interpretations change in a way that requires us to complete such filings or obtain such approvals in the future, and (iii) we are required to obtain such permissions or approvals in the future, but fail to receive or maintain such permissions or approvals, we may face sanctions by the CSRC, the CAC or other PRC regulatory agencies. These regulatory agencies may impose fines and penalties on us, limit the operations, limit our ability to pay dividends outside of China, limit our ability to list on stock exchanges outside of China or offer our securities to foreign investors or take other actions that could have a material adverse effect on our business, financial condition, results of operations and prospects, may hinder our ability to offer Ordinary Shares to investors in the future and may cause the value of our Ordinary Shares to significantly decline or be worthless.

The enforcement of foreign civil liabilities in the Cayman Islands and Hong Kong is subject to certain conditions. Therefore, certain judgments obtained against us by our shareholders may be difficult to enforce in such jurisdictions.

We are a company formed under the laws of the Cayman Islands. We conduct the operations outside the United States and substantially all of our assets are located outside the United States. In addition, two of our seven directors and officers, Anthony S. Chan and Mei Cai, are nationals and/or residents of the United States. The other five of our directors and officers, Junli Yang, Mau Chung Ng, Ka Fai Yuen, Yung Yung Lo, and Jennifer Hoi Ling Tam, are nationals and/or residents of Hong Kong, and all or a substantial portion of such persons’ assets are located outside the United States. As a result, it may be difficult or impossible for you to bring an action against us or against them in the United States in the event that you believe that your rights have been infringed under the U.S. federal securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands, Hong Kong, or other relevant jurisdictions may render you unable to enforce a judgment against our assets or the assets of our directors and officers.

Harney Westwood & Riegels, our counsel as to the laws of the Cayman Islands has advised us that there  is uncertainty as to whether the courts of the Cayman Islands would (1) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers that are predicated upon the civil liability provisions of the federal securities laws of the United States or the securities laws of any state in the United States, or (2) entertain original actions brought in the Cayman Islands against us or our directors or officers that are predicated upon the federal securities laws of the United States or the securities laws of any state in the United States.

Harney Westwood & Riegels has informed us that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), the Grand Court of the Cayman Islands will at common law enforce final and conclusive in personam judgments of the Foreign Court of a debt or definite sum of money against the Company (other than a sum of money payable in respect of taxes or other charges of a like nature, a fine or other penalty (which may include a multiple damages judgment in an anti-trust action) or where enforcement would be contrary to public policy). The Grand Court of the Cayman Islands will also at common law enforce final and conclusive in personam judgments of the Foreign Court that are non-monetary against the Company, for example, declaratory judgments ruling upon the true legal owner of shares in a Cayman Islands company. The Grand Court of the Cayman Islands will exercise its discretion in the enforcement of non-money judgments by having regard to the circumstances, such as considering whether the principles of comity apply. To be treated as final and conclusive, any relevant judgment must be regarded as res judicata by the Foreign Court. A debt claim on a foreign judgment must be brought within six years of the date of the judgment, and arrears of interest on a judgment debt cannot be recovered after six years from the date on which the interest was due. The courts of the Cayman Islands are unlikely to enforce a judgment obtained from the Foreign Court under civil liability provisions of U.S. federal securities law if such a judgment is found by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. Such a determination has not yet been made by the Grand Court of the Cayman Islands. A court of the Cayman Islands may stay enforcement proceedings if concurrent proceedings are being brought elsewhere. A judgment entered in default of appearance by a defendant who has had notice of the Foreign Court’s intention to proceed may be final and conclusive notwithstanding that the Foreign Court has power to set aside its own judgment and despite the fact that it may be subject to an appeal the time-limit for which has not yet expired. The Grand Court of the Cayman Islands may safeguard the defendant’s rights by granting a stay of execution pending any such appeal and may also grant interim injunctive relief as appropriate for the purpose of enforcement.

Stevenson, Wong & Co., our counsel with respect to Hong Kong law, has advised us that judgment of United States courts will not be directly enforced our subsidiaries in Hong Kong or such directors and officers who are nationals and/or residents of Hong Kong. There are currently no treaties or other arrangements providing for reciprocal enforcement of foreign judgments between Hong Kong and the United States. However, the common law permits an action to be brought upon a foreign judgment. That is to say, a foreign judgment itself may form the basis of a cause of action since the judgment may be regarded as creating a debt between the parties to it. In a common law action for enforcement of a foreign judgment in Hong Kong, the enforcement is subject to various conditions, including but not limited to, that the foreign judgment is a final judgment conclusive upon the merits of the claim, the judgment is for a liquidated amount in a civil matter and not in respect of taxes, fines, penalties, or similar charges, the proceedings in which the judgment was obtained were not contrary to natural justice, and the enforcement of the judgment is not contrary to public policy of Hong Kong. Such a judgment must be for a fixed sum and must also come from a “competent” court as determined by the private international law rules applied by the Hong Kong courts. The defenses that are available to a defendant in a common law action brought on the basis of a foreign judgment include lack of jurisdiction, breach of natural justice, fraud, and contrary to public policy. However, a separate legal action for debt must be commenced in Hong Kong in order to recover such debt from the judgment debtor.

You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under Cayman Islands law.

We are a company formed under the laws of the Cayman Islands. Our corporate affairs are governed by our amended and restated memorandum and articles of association, the Companies Act and the common law of the Cayman Islands. The rights of shareholders to take action against our directors, actions by our minority shareholders and the fiduciary duties of our directors to us under the Cayman Islands laws are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from the common law of England, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the Cayman Islands. The rights of our shareholders and the fiduciary duties of our directors under the Cayman Islands laws are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a less developed body of securities laws than the United States. Some U.S. states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law than the Cayman Islands. In addition, the Cayman Islands companies may not have standing to initiate a shareholder derivative action in a federal court of the United States.

Shareholders of Cayman Islands companies like us have no general rights under the Cayman Islands laws to inspect corporate records, other than the amended and restated memorandum and articles of association and any special resolutions passed by such companies, and the registers of mortgages and charges of such companies. Our directors have discretion under our amended and restated memorandum and articles of association to determine whether or not, and under what conditions, our corporate records may be inspected by our shareholders, but are not obliged to make them available to our shareholders. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest.

Certain corporate governance practices in the Cayman Islands, where our holding company was incorporated, differ significantly from requirements for companies incorporated in other jurisdictions such as the United States. Currently, we do not plan to rely on home country practice with respect to our corporate governance. However, if we choose to follow the Cayman Islands’ practice in the future, our shareholders may be afforded less protection than they otherwise would under rules and regulations applicable to U.S. domestic issuers.

As a result of all of the above, Harney Westwood & Riegels, our counsel as to the laws of the Cayman Islands has advised us that public shareholders may have more difficulty in protecting their interests in the face of actions taken by our management, members of our board of directors, or our Controlling Shareholder than they would as public shareholders of a company incorporated in the United States.

CAPITALIZATION AND INDEBTNESS

Our capitalization will be set forth in the applicable prospectus supplement or in a report on Form 6-K subsequently furnished to the SEC and specifically incorporated by reference into this prospectus.

DILUTION

If required, we will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities in an offering under this prospectus:

●	the net tangible book value per share of our equity securities before and after the offering;

●	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

●	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of securities we offer as indicated in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus.

DESCRIPTION OF ORDINARY SHARES

TFGL is an exempted company incorporated under the Companies Act. The share capital of the Company is US$l,000,000.00 divided into 1,000,000,000 shares, comprising of (i) 990,000,000 Class A ordinary shares of a par value of US$0.001 each and (ii) 10,000,000 Class B ordinary shares of a par value of US$0.001 each. As of the date of this prospectus, there are 37,044,475 Class A ordinary shares and no Class B ordinary shares issued and outstanding.

The following are summaries of the material provisions of our amended and restated memorandum and articles of association and the Companies Act, insofar as they relate to the material terms of our Class A ordinary shares and Class B ordinary shares. Copies of our amended and restated memorandum and articles of association are filed as exhibits to the most recent annual report on Form 20-F, which is incorporated by reference in this prospectus.

General

The share capital of the Company is US$l,000,000.00 divided into 1,000,000,000 shares, comprising of (i) 990,000,000 Class A ordinary shares of a par value of US$0.001 each and (ii) 10,000,000 Class B ordinary shares of a par value of US$0.001 each. As of the date of this prospectus, there are 37,044,475 Class A ordinary shares and no Class B ordinary shares issued and outstanding.

Each Class A ordinary share in the Company confers upon the shareholder:

●	the right to one (1) vote at a meeting of the shareholders of the Company or on any resolution of shareholders.

Each Class B ordinary share in the Company confers upon the shareholder:

●	the right to fifty (50) votes at a meeting of the shareholders of the Company or on any resolution of shareholders.

Distributions

The holders of our Class A ordinary shares and Class B ordinary shares are entitled to such dividends or other distributions as may be recommended by the board and authorized by shareholders subject to the Companies Act and our amended and restated memorandum and articles of association.

Shareholders’ voting rights

At each general meeting, each shareholder of Class A ordinary shares who is present in person or by proxy (or, in the case of a shareholder being a corporation, by its duly authorized representative) will have one (1) vote for each Class A ordinary share and each shareholder of Class B ordinary shares who is present in person or by proxy (or, in the case of a shareholder being a corporation, by its duly authorized representative) will have fifty (50) votes for each Class B ordinary share.

An ordinary resolution to be passed by the shareholders requires the affirmative vote of a simple majority of the votes attached to the Class A ordinary shares and Class B ordinary shares cast by those shareholders entitled to vote who are present in person or by proxy (or, in the case of corporations, by their duly authorized representatives) at a general meeting, while a special resolution requires the affirmative vote of a majority of not less than two-thirds of the votes attached to the Class A ordinary shares and Class B ordinary shares cast by those shareholders who are present in person or by proxy (or, in the case of corporations, by their duly authorized representatives) at a general meeting. Both ordinary resolutions and special resolutions may also be passed by a unanimous written resolution signed by all the shareholders of our company, as permitted by the Companies Act and our amended and restated memorandum and articles of association. A special resolution will be required for important matters such as a change of name or making changes to our amended and restated memorandum and articles of association.

Election of directors

We may appoint directors by a resolution of shareholders passed by a simple majority of the votes or by resolution of the directors.

Meetings of shareholders

The directors may convene a meeting of shareholders whenever they think necessary or desirable. We must provide notice of at least five days exclusive of the date service is deemed to take place, stating the place, the day and the hour of the general meeting and the general nature of that business, to such persons who are entitled to receive such notices from the Company. Our board of directors must convene a general meeting upon the written requisition of one or more shareholders entitled to attend and vote at general meeting of the Company holding not less than 10% of the paid-up voting share capital of the Company in respect to the matter for which the meeting is requested.

No business may be transacted at any general meeting unless a quorum is present at the time the meeting proceeds to business. One or more shareholders present in person or by proxy holding in aggregate not less than one-third of the outstanding shares of the Company carrying the right to vote at such general meeting shall be a quorum. If, within half an hour from the time appointed for the meeting, a quorum is not present, the meeting, if convened upon the requisition of shareholders, shall be dissolved, and in any other case, it shall stand adjourned to the same day in the next week, at the same time and place or to such other time or such other place as the directors may determine, and if, at the adjourned meeting, a quorum is not present within half an hour from the time appointed for the meeting, the shareholders present and entitled to vote shall be a quorum. At every meeting, if no director is willing to act as chairman or if no director is present within fifteen minutes after the time appointed for holding the meeting, the shareholders present shall choose one of their number to be the chairman of the meeting.

A corporation that is a shareholder shall be deemed for the purpose of our amended and restated memorandum and articles of association to be present at a general meeting in person if represented by its duly authorized representative. This duly authorized representative shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were our individual shareholder.

Meeting of directors

The business of our company is managed by the directors. Our directors are free to meet at such times and in such manner and places within or outside the Cayman Islands as the directors determine to be necessary or desirable. The quorum necessary for the transaction of the business of the directors may be fixed by the directors, and unless so fixed, if there be more than two directors shall be two, and if there is only one director shall be one. An action that may be taken by the directors at a meeting may also be taken by a resolution of directors consented to in writing by all of the directors.

Pre-emptive rights

There are no pre-emptive rights applicable to the issue by us of new shares under either Cayman Islands law or our amended and restated memorandum and articles of association.

Transfer of ordinary shares

Subject to the restrictions in our amended and restated memorandum and articles of association and applicable securities laws, any of our shareholders may transfer all or any of his or her Class A ordinary shares and Class B ordinary shares by written instrument of transfer signed by the transferor and containing the name of the transferee. Our board of directors may resolve by resolution to refuse or delay the registration of the transfer of any Class A ordinary share or Class B ordinary share without giving any reason.

Winding up

If we are wound up and the assets available for distribution among our shareholders are more than sufficient to repay the whole of the paid-up capital at the commencement of the winding up, the excess shall be distributable among those shareholders in proportion to the capital paid up at the commencement of the winding up on the shares held by them respectively. If we are wound up and the assets available for distribution among the shareholders as such are insufficient to repay the whole of the paid-up capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the shareholders in proportion to the capital paid up at the commencement of the winding up on the shares held by them, respectively. If we are wound up, the liquidator may with the sanction of a special resolution and any other sanction required by the Companies Act, divide among our shareholders in specie or kind the whole or any part of our assets (whether they shall consist of property of the same kind or not), and may, for such purpose, set such value as the liquidator deems fair upon any property to be divided and may determine how such division shall be carried out as between the shareholders or different classes of shareholders.

The liquidator may with the like sanction also vest the whole or any part of these assets in trusts for the benefit of the shareholders as the liquidator shall, with the like sanction, think fit, but so that no shareholder will be compelled to accept any shares or other securities upon which there is a liability.

Calls on Ordinary Shares and Forfeiture of Ordinary Shares

Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their Class A ordinary shares and Class B ordinary shares in a notice served to such shareholders at least one month prior to the specified time of payment. The Class A ordinary shares and Class B ordinary shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption, Repurchase and Surrender of Ordinary Shares

Subject to the provisions of our amended and restated memorandum and articles of association, we may issue shares on terms that such shares are subject to redemption, at our option, on such terms and in such manner as may be determined, before the issue of such shares, by our board of directors or by a special resolution of our shareholders. The Companies Act and our amended and restated memorandum and articles of association permits us to purchase our own shares, subject to certain restrictions and requirements. Subject to the Companies Act, our amended and restated memorandum and articles of association and to any applicable requirements imposed from time to time by the Nasdaq, the U.S. Securities and Exchange Commission, or by any other recognized stock exchange on which our securities are listed, we may purchase our own shares (including any redeemable shares) on such terms and in such manner as been approved by the directors or by an ordinary resolution of our shareholders. Under the Companies Act, the repurchase of any share may be paid out of our Company’s profits, or out of the share premium account, or out of the proceeds of a fresh issue of shares made for the purpose of such repurchase, or out of capital. If the repurchase proceeds are paid out of our Company’s capital, our Company must, immediately following such payment, be able to pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act, no such share may be repurchased (1) unless it is fully paid up, and (2) if such repurchase would result in there being no shares outstanding other than shares held as treasury shares. The repurchase of shares may be effected in such manner and upon such terms as may be authorized by or pursuant to the Company’s articles of association. If the articles do not authorize the manner and terms of the purchase, a company shall not repurchase any of its own shares unless the manner and terms of purchase have first been authorized by a resolution of the company. In addition, under the Companies Act and our amended and restated memorandum and articles of association, our Company may accept the surrender of any fully paid share for no consideration unless, as a result of the surrender, the surrender would result in there being no shares outstanding (other than shares held as treasury shares).

Variations of Rights of Shares

If at any time, our share capital is divided into different classes of shares,  all or any of the rights attached to any class of our shares may (unless otherwise provided by the terms of issue of the shares of that class) be varied with the consent in writing of the holders of three-fourths of the issued shares of that class or with the sanction of a resolution passed by at least a two-thirds majority of holders of shares of that class as may be present in person or by proxy at a separate general meeting of the holders of shares of that class.

Inspection of books and records

Holders of our Class A ordinary shares and Class B ordinary shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records. However, we will provide our shareholders with annual audited financial statements. See “Where You Can Find Additional Information.”

Rights of non-resident or foreign shareholders

There are no limitations imposed by our amended and restated memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our amended and restated memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

Issuance of additional ordinary shares

Our amended and restated memorandum and articles of association authorizes our board of directors to issue additional Class A ordinary shares and Class B ordinary shares from authorized but unissued shares, to the extent available, from time to time as our board of directors shall determine.

Listing

Our Class A ordinary shares are listed on the Nasdaq Capital Market under the symbol “TOP”. On March 12, 2025, the last reported sale price per share for our Class A ordinary shares on the Nasdaq Capital Market as reported was $1.16.

Transfer Agent and Registrar

The transfer agent and registrar for our Class A ordinary shares and Class B ordinary shares is Securities Transfer Corporation, 2901 N Dallas Parkway, Suite 380, Plano, Texas 75093.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. However, no prospectus supplement shall fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement that includes this prospectus or as an exhibit to a report filed under the Exchange Act.

General

We may issue warrants that entitle the holder to purchase Class A ordinary shares, debt securities or any combination thereof. We may issue warrants independently or together with Class A ordinary shares, debt securities or any combination thereof, and the warrants may be attached to or separate from these securities.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

●	the offering price and aggregate number of warrants offered;

●	the currency for which the warrants may be purchased, if not United States dollars;

●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

●	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

●	in the case of warrants to purchase Class A ordinary shares, the number of Class A ordinary shares purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

●	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency, if not United States dollars, in which, this principal amount of debt securities may be purchased upon such exercise;

●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

●	the term of any rights to redeem or call the warrants;

●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

●	the dates on which the right to exercise the warrants will commence and expire;

●	the manner in which the warrant agreement and warrants may be modified;

●	federal income tax consequences of holding or exercising the warrants;

●	the terms of the securities issuable upon exercise of the warrants; and

●	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

●	in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

●	in the case of warrants to purchase our Class A ordinary shares, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

Warrant Agreement Will Not Be Qualified Under Trust Indenture Act

No warrant agreement will be qualified as an indenture, and no warrant agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of warrants issued under a warrant agreement will not have the protection of the Trust Indenture Act with respect to their warrants.

Modification of the Warrant Agreement

The warrant agreements may permit us and the warrant agent, if any, without the consent of the warrant holders, to supplement or amend the agreement in the following circumstances:

●	to cure any ambiguity;

●	to correct or supplement any provision which may be defective or inconsistent with any other provisions; or

●	to add new provisions regarding matters or questions that we and the warrant agent may deem necessary or desirable and which do not adversely affect the interests of the warrant holders.

DESCRIPTION OF DEBT SECURITIES

As used in this prospectus, debt securities mean the debentures, notes, bonds and other evidences of indebtedness, which may or may not be converted into our Class A ordinary shares, that we may issue from time to time. The debt securities may be either secured or unsecured and will either be senior debt securities or subordinated debt securities. The debt securities may be issued under one or more separate indentures between us and a trustee to be specified in an accompanying prospectus supplement. Senior debt securities will be issued under a new senior indenture. Subordinated debt securities will be issued under a subordinated indenture. Together, the senior indentures and the subordinated indentures are sometimes referred to in this prospectus as the indentures. This prospectus, together with the applicable prospectus supplement, will describe the terms of a particular series of debt securities.

The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the indentures and debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the indentures (and any amendments or supplements we may enter into from time to time which are permitted under each indenture) and the debt securities, including the definitions therein of certain terms.

General

Unless otherwise specified in a prospectus supplement, the debt securities will be direct unsecured obligations of TFGL. The senior debt securities will rank equally with any of our other senior and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to any senior indebtedness.

Unless otherwise specified in a prospectus supplement, the indentures do not limit the aggregate principal amount of debt securities that we may issue and provide that we may issue debt securities from time to time at par or at a discount, and in the case of the new indentures, if any, in one or more series, with the same or various maturities. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable indenture.

Each prospectus supplement will describe the terms relating to the specific series of debt securities being offered. These terms will include some or all of the following:

●	the title of the debt securities and whether they are subordinated debt securities or senior debt securities;

●	any limit on the aggregate principal amount of the debt securities;

●	the ability to issue additional debt securities of the same series;

●	the price or prices at which we will sell the debt securities;

●	the maturity date or dates of the debt securities on which principal will be payable;

●	the rate or rates of interest, if any, which may be fixed or variable, at which the debt securities will bear interest, or the method of determining such rate or rates, if any;

●	the date or dates from which any interest will accrue or the method by which such date or dates will be determined;

●	the conversion price at which the debt securities may be converted;

●	the date on which the right to convert the debt securities will commence and the date on which the right will expire;

●	if applicable, the minimum or maximum amount of debt securities that may be converted at any one time;

●	the right, if any, to extend the interest payment periods and the duration of any such deferral period, including the maximum consecutive period during which interest payment periods may be extended;

●	whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

●	the dates on which we will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;

●	the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable, where any securities may be surrendered for registration of transfer, exchange or conversion, as applicable, and notices and demands may be delivered to or upon us pursuant to the indenture;

●	if we possess the option to do so, the periods within which and the prices at which we may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

●	our obligation, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

●	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and integral multiples of $1,000;

●	the portion, or methods of determining the portion, of the principal amount of the debt securities which we must pay upon the acceleration of the maturity of the debt securities in connection with an event of default (as described below), if other than the full principal amount;

●	the currency, currencies or currency unit in which we will pay the principal of (and premium, if any) or interest, if any, on the debt securities, if not United States dollars;

●	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

●	any deletions from, modifications of or additions to the events of default or our covenants with respect to the applicable series of debt securities, and whether or not such events of default or covenants are consistent with those contained in the applicable indenture;

●	any limitation on our ability to incur debt, redeem shares, sell our assets or other restrictions;

●	the application, if any, of the terms of the indenture relating to defeasance and covenant defeasance (which terms are described below) to the debt securities;

●	whether the subordination provisions summarized below or different subordination provisions will apply to the debt securities;

●	the terms, if any, upon which the holders may convert or exchange the debt securities into or for our Class A ordinary shares or other securities or property;

●	whether any of the debt securities will be issued in global form and, if so, the terms and conditions upon which global debt securities may be exchanged for certificated debt securities;

●	any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an event of default;

●	the depository for global or certificated debt securities;

●	any special tax implications of the debt securities;

●	any foreign tax consequences applicable to the debt securities, including any debt securities denominated and made payable, as described in the prospectus supplements, in foreign currencies, or units based on or related to foreign currencies;

●	any trustees, authenticating or paying agents, transfer agents or registrars, or other agents with respect to the debt securities;

●	any other terms of the debt securities not inconsistent with the provisions of the indentures, as amended or supplemented;

●	to whom any interest on any debt security shall be payable, if other than the person in whose name the security is registered, on the record date for such interest, the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid if other than in the manner provided in the applicable indenture;

●	if the principal of or any premium or interest on any debt securities of the series is to be payable in one or more currencies or currency units other than as stated, the currency, currencies or currency units in which it shall be paid and the periods within and terms and conditions upon which such election is to be made and the amounts payable (or the manner in which such amount shall be determined);

●	the portion of the principal amount of any securities of the series which shall be payable upon declaration of acceleration of the maturity of the debt securities pursuant to the applicable indenture if other than the entire principal amount; and

●	if the principal amount payable at the stated maturity of any debt security of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such securities as of any such date for any purpose, including the principal amount thereof which shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined).

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange and will be issued in fully-registered form without coupons.

Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The applicable prospectus supplement will describe the federal income tax consequences and special considerations applicable to any such debt securities. The debt securities may also be issued as indexed securities or securities denominated in foreign currencies, currency units or composite currencies, as described in more detail in the prospectus supplement relating to any of the particular debt securities. The prospectus supplement relating to specific debt securities will also describe any special considerations and certain additional tax considerations applicable to such debt securities.

Conversion of Debt Securities

The debt securities may entitle the holder to purchase, in exchange for the extinguishment of debt, an amount of securities at a conversion price that will be stated in the debt securities. If such debt securities are convertible, unless otherwise specified in a prospectus supplement, the debt securities will be convertible at any time up to the close of business on the expiration date set forth in the terms of such debt securities. After the close of business on the expiration date, the debt securities not converted will be paid in accordance with their terms.

Subordination

The prospectus supplement relating to any offering of subordinated debt securities will describe the specific subordination provisions. However, unless otherwise noted in the prospectus supplement, subordinated debt securities will be subordinate and junior in right of payment to any existing senior indebtedness.

Unless otherwise specified in the applicable prospectus supplement, under the subordinated indenture, “senior indebtedness” means all amounts due on obligations in connection with any of the following, whether outstanding at the date of execution of the subordinated indenture, or thereafter incurred or created:

●	the principal of (and premium, if any) and interest due on our indebtedness for borrowed money and indebtedness evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

●	all of our capital lease obligations or attributable debt (as defined in the indentures) in respect of sale and leaseback transactions;

●	all obligations representing the balance deferred and unpaid of the purchase price of any property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto, except any such balance that constitutes an accrued expense or trade payable or any similar obligation to trade creditors;

●	all of our obligations in respect of interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements; other agreements or arrangements designed to manage interest rates or interest rate risk; and other agreements or arrangements designed to protect against fluctuations in currency exchange rates or commodity prices;

●	all obligations of the types referred to above of other persons for the payment of which we are responsible or liable as obligor, guarantor or otherwise; and

●	all obligations of the types referred to above of other persons secured by any lien on any property or asset of ours (whether or not such obligation is assumed by us).

However, senior indebtedness does not include:

●	any indebtedness which expressly provides that such indebtedness shall not be senior in right of payment to the subordinated debt securities, or that such indebtedness shall be subordinated to any other of our indebtedness, unless such indebtedness expressly provides that such indebtedness shall be senior in right of payment to the subordinated debt securities;

●	any of our obligations to our subsidiaries or of a subsidiary guarantor to us or any other of our other subsidiaries;

●	any liability for federal, state, local or other taxes owed or owing by us or any subsidiary guarantor,

●	any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities);

●	any obligations with respect to any capital stock;

●	any indebtedness incurred in violation of the indenture, provided that indebtedness under our credit facilities will not cease to be senior indebtedness under this bullet point if the lenders of such indebtedness obtained an officer’s certificate as of the date of incurrence of such indebtedness to the effect that such indebtedness was permitted to be incurred by the indenture; and

●	any of our indebtedness in respect of the subordinated debt securities.

Senior indebtedness shall continue to be senior indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such senior indebtedness.

Unless otherwise noted in an accompanying prospectus supplement, if we default in the payment of any principal of (or premium, if any) or interest on any senior indebtedness when it becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise, then, unless and until such default is cured or waived or ceases to exist, we will make no direct or indirect payment (in cash, property, securities, by set-off or otherwise) in respect of the principal of or interest on the subordinated debt securities or in respect of any redemption, retirement, purchase or other requisition of any of the subordinated debt securities.

In the event of the acceleration of the maturity of any subordinated debt securities, the holders of all senior debt securities outstanding at the time of such acceleration, subject to any security interest, will first be entitled to receive payment in full of all amounts due on the senior debt securities before the holders of the subordinated debt securities will be entitled to receive any payment of principal (and premium, if any) or interest on the subordinated debt securities.

If any of the following events occurs, we will pay in full all senior indebtedness before we make any payment or distribution under the subordinated debt securities, whether in cash, securities or other property, to any holder of subordinated debt securities:

●	any dissolution or winding-up or liquidation or reorganization of TFGL, whether voluntary or involuntary or in bankruptcy,

●	insolvency or receivership;

●	any general assignment by us for the benefit of creditors; or

●	any other marshaling of our assets or liabilities.

In such event, any payment or distribution under the subordinated debt securities, whether in cash, securities or other property, which would otherwise (but for the subordination provisions) be payable or deliverable in respect of the subordinated debt securities, will be paid or delivered directly to the holders of senior indebtedness in accordance with the priorities then existing among such holders until all senior indebtedness has been paid in full. If any payment or distribution under the subordinated debt securities is received by the trustee of any subordinated debt securities in contravention of any of the terms of the subordinated indenture and before all the senior indebtedness has been paid in full, such payment or distribution will be received in trust for the benefit of, and paid over or delivered and transferred to, the holders of the senior indebtedness at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all senior indebtedness remaining unpaid to the extent necessary to pay all such senior indebtedness in full.

The subordinated indenture does not limit the issuance of additional senior indebtedness.

Events of Default, Notice and Waiver

Unless an accompanying prospectus supplement states otherwise, the following shall constitute “events of default” under the indentures with respect to each series of debt securities:

●	we default for 30 consecutive days in the payment when due of interest on the debt securities;

●	we default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on the debt securities;

●	our failure to observe or perform any other of our covenants or agreements with respect to such debt securities for 60 days after we receive notice of such failure;

●	certain events of bankruptcy, insolvency or reorganization of TFGL; or

●	any other event of default provided with respect to securities of that series.

Unless an accompanying prospectus supplement states otherwise, if an event of default with respect to any debt securities of any series outstanding under either of the indentures shall occur and be continuing, the trustee under such indenture or the holders of at least 25% (or at least 10%, in respect of a remedy (other than acceleration) for certain events of default relating to the payment of dividends) in aggregate principal amount of the debt securities of that series outstanding may declare, by notice as provided in the applicable indenture, the principal amount (or such lesser amount as may be provided for in the debt securities of that series) of all the debt securities of that series outstanding to be due and payable immediately; provided that, in the case of an event of default involving certain events in bankruptcy, insolvency or reorganization, acceleration is automatic; and, provided further, that after such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the nonpayment of accelerated principal, have been cured or waived. Upon the acceleration of the maturity of original issue discount securities, an amount less than the principal amount thereof will become due and payable. Reference is made to the prospectus supplement relating to any original issue discount securities for the particular provisions relating to acceleration of maturity thereof.

Any past default under either indenture with respect to debt securities of any series, and any event of default arising therefrom, may be waived by the holders of a majority in principal amount of all debt securities of such series outstanding under such indenture, except in the case of (1) default in the payment of the principal of (or premium, if any) or interest on any debt securities of such series or (2) certain events of default relating to the payment of dividends.

The trustee is required within 90 days after the occurrence of a default (which is known to the trustee and is continuing), with respect to the debt securities of any series (without regard to any grace period or notice requirements), to give to the holders of the debt securities of such series notice of such default.

The trustee, subject to its duties during default to act with the required standard of care, may require indemnification by the holders of the debt securities of any series with respect to which a default has occurred before proceeding to exercise any right or power under the indentures at the request of the holders of the debt securities of such series. Subject to such right of indemnification and to certain other limitations, the holders of a majority in principal amount of the outstanding debt securities of any series under either indenture may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee with respect to the debt securities of such series, provided that such direction shall not be in conflict with any rule of law or with the applicable indenture and the trustee may take any other action deemed proper by the trustee which is not inconsistent with such direction.

No holder of a debt security of any series may institute any action against us under either of the indentures (except actions for payment of overdue principal of (and premium, if any) or interest on such debt security or for the conversion or exchange of such debt security in accordance with its terms) unless (1) the holder has given to the trustee written notice of an event of default and of the continuance thereof with respect to the debt securities of such series specifying an event of default, as required under the applicable indenture, (2) the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding under such indenture shall have requested the trustee to institute such action and offered to the trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request; (3) the trustee shall not have instituted such action within 60 days of such request and (4) no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority in principal amount of the debt securities of that series. We are required to furnish annually to the trustee statements as to our compliance with all conditions and covenants under each indenture.

Discharge, Defeasance and Covenant Defeasance

We may discharge or defease our obligations under the indenture as set forth below, unless otherwise indicated in the applicable prospectus supplement.

We may discharge certain obligations to holders of any series of debt securities issued under either the senior indenture or the subordinated indenture which have not already been delivered to the trustee for cancellation by irrevocably depositing with the trustee money in an amount sufficient to pay and discharge the entire indebtedness on such debt securities not previously delivered to the trustee for cancellation, for principal and any premium and interest to the date of such deposit (in the case of debt securities which have become due and payable) or to the stated maturity or redemption date, as the case may be, and we or, if applicable, any guarantor, have paid all other sums payable under the applicable indenture.

If indicated in the applicable prospectus supplement, we may elect either (1) to defease and be discharged from any and all obligations with respect to the debt securities of or within any series (except in all cases as otherwise provided in the relevant indenture) (“legal defeasance”) or (2) to be released from our obligations with respect to certain covenants applicable to the debt securities of or within any series (“covenant defeasance”), upon the deposit with the relevant indenture trustee, in trust for such purpose, of money and/or government obligations which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) or interest on such debt securities to maturity or redemption, as the case may be, and any mandatory sinking fund or analogous payments thereon. As a condition to legal defeasance or covenant defeasance, we must deliver to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such legal defeasance or covenant defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such legal defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of legal defeasance under clause (i) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax law occurring after the date of the relevant indenture. In addition, in the case of either legal defeasance or covenant defeasance, we shall have delivered to the trustee (1) if applicable, an officer’s certificate to the effect that the relevant debt securities exchange(s) have informed us that neither such debt securities nor any other debt securities of the same series, if then listed on any securities exchange, will be delisted as a result of such deposit and (2) an officer’s certificate and an opinion of counsel, each stating that all conditions precedent with respect to such legal defeasance or covenant defeasance have been complied with.

We may exercise our defeasance option with respect to such debt securities notwithstanding our prior exercise of our covenant defeasance option.

Modification and Waiver

Under the indentures, unless an accompanying prospectus supplement states otherwise, we and the applicable trustee may supplement the indentures for certain purposes which would not materially adversely affect the interests or rights of the holders of debt securities of a series without the consent of those holders. We and the applicable trustee may also modify the indentures or any supplemental indenture in a manner that affects the interests or rights of the holders of debt securities with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each affected series issued under the indenture. However, the indentures require the consent of each holder of debt securities that would be affected by any modification which would:

●	reduce the principal amount of debt securities whose holders must consent to an amendment, supplement or waiver;

●	reduce the principal of or change the fixed maturity of any debt security or, except as provided in any prospectus supplement, alter or waive any of the provisions with respect to the redemption of the debt securities;

●	reduce the rate of or change the time for payment of interest, including default interest, on any debt security;

●	waive a default or event of default in the payment of principal of or interest or premium, if any, on, the debt securities (except a rescission of acceleration of the debt securities by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities and a waiver of the payment default that resulted from such acceleration);

●	make any debt security payable in money other than that stated in the debt securities;

●	make any change in the provisions of the applicable indenture relating to waivers of past defaults or the rights of holders of the debt securities to receive payments of principal of, or interest or premium, if any, on, the debt securities;

●	waive a redemption payment with respect to any debt security (except as otherwise provided in the applicable prospectus supplement);

●	except in connection with an offer by us to purchase all debt securities, (1) waive certain events of default relating to the payment of dividends or (2) amend certain covenants relating to the payment of dividends and the purchase or redemption of certain equity interests;

●	make any change to the subordination or ranking provisions of the indenture or the related definitions that adversely affect the rights of any holder; or

●	make any change in the preceding amendment and waiver provisions.

The indentures permit the holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series issued under the indenture which is affected by the modification or amendment to waive our compliance with certain covenants contained in the indentures.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security on any interest payment date will be made to the person in whose name a debt security is registered at the close of business on the record date for the interest.

Unless otherwise indicated in the applicable prospectus supplement, principal, interest and premium on the debt securities of a particular series will be payable at the office of such paying agent or paying agents as we may designate for such purpose from time to time. Notwithstanding the foregoing, at our option, payment of any interest may be made by check mailed to the address of the person entitled thereto as such address appears in the security register.

Unless otherwise indicated in the applicable prospectus supplement, a paying agent designated by us will act as paying agent for payments with respect to debt securities of each series. All paying agents initially designated by us for the debt securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

All moneys paid by us to a paying agent for the payment of the principal, interest or premium on any debt security which remain unclaimed at the end of two years after such principal, interest or premium has become due and payable will be repaid to us upon request, and the holder of such debt security thereafter may look only to us for payment thereof.

Denominations, Registrations and Transfer

Unless an accompanying prospectus supplement states otherwise, debt securities will be represented by one or more global certificates registered in the name of a nominee for The Depository Trust Company, or DTC. In such case, each holder’s beneficial interest in the global securities will be shown on the records of DTC and transfers of beneficial interests will only be effected through DTC’s records.

A holder of debt securities may only exchange a beneficial interest in a global security for certificated securities registered in the holder’s name if:

●	we deliver to the trustee notice from DTC that it is unwilling or unable to continue to act as depository or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor depositary is not appointed by us within 120 days after the date of such notice from DTC;

●	we in our sole discretion determine that the debt securities (in whole but not in part) should be exchanged for definitive debt securities and deliver a written notice to such effect to the trustee; or

●	there has occurred and is continuing a default or event of default with respect to the debt securities.

If debt securities are issued in certificated form, they will only be issued in the minimum denomination specified in the accompanying prospectus supplement and integral multiples of such denomination. Transfers and exchanges of such debt securities will only be permitted in such minimum denomination. Transfers of debt securities in certificated form may be registered at the trustee’s corporate office or at the offices of any paying agent or trustee appointed by us under the indentures. Exchanges of debt securities for an equal aggregate principal amount of debt securities in different denominations may also be made at such locations.

Governing Law

The indentures and debt securities will be governed by, and construed in accordance with, the laws of the State of New York, without regard to its principles of conflicts of laws, except to the extent the Trust Indenture Act is applicable or as otherwise agreed to by the parties thereto.

Trustee

The trustee or trustees under the indentures will be named in any applicable prospectus supplement.

Conversion or Exchange Rights

The prospectus supplement will describe the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our Class A ordinary shares or other debt securities. These terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. These provisions may allow or require the number of shares of our Class A ordinary shares or other securities to be received by the holders of such series of debt securities to be adjusted. Any such conversion or exchange will comply with applicable Cayman Islands law and our amended and restated memorandum and articles of association.

DESCRIPTION OF UNITS

We may issue units comprising one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date or occurrence.

The applicable prospectus supplement may describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	whether the units will be issued in fully registered or global form.

The applicable prospectus supplement will describe the terms of any units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depository arrangements relating to such units.

DESCRIPTION OF SHARE PURCHASE CONTRACTS AND SHARE PURCHASE UNITS

We may issue share purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of Class A ordinary shares or other securities registered hereunder at a future date or dates, which we refer to in this prospectus as “share purchase contracts.” The price per share of the securities and the number of shares of the securities may be fixed at the time the share purchase contracts are issued or may be determined by reference to a specific formula set forth in the share purchase contracts.

The share purchase contracts may be issued separately or as part of units consisting of a share purchase contract and debt securities, warrants, other securities registered hereunder, which we refer to herein as “share purchase units.” The share purchase contracts may require holders to secure their obligations under the share purchase contracts in a specified manner. The share purchase contracts also may require us to make periodic payments to the holders of the share purchase units or vice versa, and those payments may be unsecured or refunded on some basis.

The share purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the share purchase contracts or share purchase units, will be filed with the SEC in connection with the offering of share purchase contracts or share purchase units. The prospectus supplement relating to a particular issue of share purchase contracts or share purchase units will describe the terms of those share purchase contracts or share purchase units, including the following:

●	if applicable, a discussion of material tax considerations; and

●	any other information we think is important about the share purchase contracts or the share purchase units.

DESCRIPTION OF RIGHTS

We may issue rights to purchase Class A ordinary shares that we may offer to our securityholders. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and a bank or trust company, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the securityholders entitled to the rights distribution;

●	the aggregate number of rights issued and the aggregate number of Class A ordinary shares purchasable upon exercise of the rights;

●	the exercise price;

●	the conditions to completion of the rights offering;

●	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

●	applicable tax considerations.

Each right would entitle the holder of the rights to purchase for cash the principal amount of debt securities or Class A ordinary shares at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We may sell the securities described in this prospectus through underwriters or dealers, through agents, directly to one or more purchasers, “at-the-market” offerings, negotiated transactions, block trades  or through a combination of these methods. The applicable prospectus supplement will describe the terms of the offering of the securities, including:

●	the name or names of any underwriters, if any, and if required, any dealers or agents, and the amount of securities underwritten or purchased by each of them, if any;

●	the public offering price or purchase price of the securities from us and the net proceeds to us from the sale of the securities;

●	any underwriting discounts and other items constituting underwriters’ compensation;

●	any discounts or concessions allowed or re-allowed or paid to dealers; and

●	any securities exchange or market on which the securities may be listed.

We may distribute the securities from time to time in one or more transactions at:

●	a fixed price or prices, which may be changed;

●	market prices prevailing at the time of sale;

●	varying prices determined at the time of sale related to such prevailing market prices; or

●	negotiated prices.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement.

If we use underwriters in the sale, the underwriters will either acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale, or sell the Shares on a “best efforts, minimum/maximum basis” when the underwriters agree to do their best to sell the securities to the public. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may change from time to time.

If we use a dealer in the sale of the securities being offered pursuant to this prospectus or any prospectus supplement, the securities will be sold directly to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

Our Class A ordinary shares are listed on the Nasdaq Capital Market. Unless otherwise specified in the related prospectus supplement, all securities we offer, other than Class A ordinary shares, will be new issues of securities with no established trading market. Any underwriter may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We may apply to list any series of warrants or other securities that we offer on an exchange, but we are not obligated to do so. Therefore, there may not be liquidity or a trading market for any series of securities.

We may sell the securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we may pay the agent in the applicable prospectus supplement.

We may authorize agents or underwriters to solicit offers by institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the applicable prospectus supplement.

In connection with the sale of the securities, underwriters, dealers or agents may receive compensation from us or from purchasers of the securities for whom they act as agents in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities, and any institutional investors or others that purchase securities directly and then resell the securities, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be deemed to be underwriting discounts and commissions under the Securities Act.

TAXATION

Cayman Islands Taxation

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or after execution brought within the jurisdiction of the Cayman Islands. The Cayman Islands is not party to any double tax treaties that are applicable to any payments made to or by our company. There are no exchange control regulations or currency restrictions in the Cayman Islands.

Payments of dividends and capital in respect of the shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of the shares, nor will gains derived from the disposal of the shares be subject to Cayman Islands income or corporation tax.

No stamp duty is payable in the Cayman Islands in respect of the issue of the shares or on an instrument of transfer in respect of a share, except that stamp duty will be payable on an instrument of transfer if it is executed in, or an original copy or brought into, the Cayman islands and save for those which hold interests in land in the Cayman Islands.

United States Federal Income Tax Considerations

Information regarding United States Federal Income Tax Considerations is set forth under the heading “10.E. Taxation - United States Federal Income Tax Considerations” in our most recent annual report on Form 20-F, which is incorporated in this prospectus by reference, as updated by our subsequent filings under the Exchange Act.

EXPENSES

The following table sets forth the estimated costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the offering of the securities being registered. All the amounts shown are estimates, except for the SEC registration fee.

SEC registration fee		$33,060
Financial Industry Regulatory Authority fee		$45,500
Legal fees and expenses	$	*
Accounting fees and expenses	$	*
Miscellaneous	$	*
Total	$	*

*	To be provided by a prospectus supplement or as an exhibit to a report of foreign private issuer on Form 6-K that is incorporated by reference into this registration statement. Estimated solely for this item. Actual expenses may vary.

MATERIAL CONTRACTS

Our material contracts are described in the documents incorporated by reference into this prospectus. See “Incorporation of Documents by Reference” below.

MATERIAL CHANGES

Except as otherwise described in our most recent annual report on Form 20-F, in our Reports on Form 6-K furnished under the Exchange Act and incorporated by reference herein and as disclosed in this prospectus, no reportable material changes have occurred since September 30, 2024.

LEGAL MATTERS

We are being represented by Ortoli Rosenstadt LLP with respect to certain legal matters as to United States federal securities and New York State law. The legality and validity of the securities offered from time to time under this prospectus under the laws of the Cayman Islands was passed upon by Harney Westwood & Riegels. Ortoli Rosenstadt LLP may rely upon Harney Westwood & Riegels with respect to matters governed by Cayman Islands law.

If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel to underwriters, dealers, or agents, such counsel will be named in the applicable prospectus supplement relating to any such offering.

EXPERTS

The consolidated financial statements for the years ended March 31, 2024, 2023 and 2022, incorporated by reference in this prospectus have been so included in reliance on the report of YCM CPA INC., an independent registered public accounting firm, given their authority as experts in accounting and auditing. The office of YCM CPA INC. is located at 4482 Barranca Pkwy, Ste 239, Irvine, CA 92604.

INTERESTS OF EXPERTS AND COUNSEL

No named expert of or counselor to us was employed on a contingent basis, or owns an amount of our shares (or those of our subsidiaries) which is material to that person, or has a material, direct or indirect economic interest in us or that depends on the success of the offering.

ENFORCEABILITY OF CIVIL LIABILITIES

TFGL was incorporated under the laws of the Cayman Islands as an exempted company with limited liability because of certain benefits associated with being a Cayman Islands entity, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands has a less developed body of securities laws as compared to the United States and provides protections for investors to a lesser extent. In addition, Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Substantially all of our assets are located in Hong Kong. In addition, two of our seven directors and officers, Anthony S. Chan and Mei Cai, are nationals and/or residents of the United States. The other five of our directors and officers, Junli Yang, Mau Chung Ng, Ka Fai Yuen, Yung Yung Lo, and Jennifer Hoi Ling Tam, are nationals and/or residents of Hong Kong, and all or a substantial portion of such persons’ assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon these persons or to enforce against us or them, judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof.

TFGL has appointed Cogency Global Inc. as the agent to receive service of process with respect to any action brought against us under the securities laws of the United States. Cogency Global Inc. will also be engaged by the officers and directors who are residents of a foreign country to accept service for any action under the civil liability provisions of the U.S. federal securities laws against such officers and directors.

We have been advised by Harney Westwood & Riegels,  our counsel as to Cayman Islands law, that there is uncertainty as to whether the courts of the Cayman Islands would (1) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers that are predicated upon the civil liability provisions of the federal securities laws of the United States or the securities laws of any state in the United States, or (2) entertain original actions brought in the Cayman Islands against us or our directors or officers that are predicated upon the federal securities laws of the United States or the securities laws of any state in the United States.

Harney Westwood & Riegels has further informed us that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), the Grand Court of the Cayman Islands will at common law enforce final and conclusive in personam judgments of state and/or federal courts of the United States of America (the “Foreign Court”) of a debt or definite sum of money against the Company (other than a sum of money payable in respect of taxes or other charges of a like nature, a fine or other penalty (which may include a multiple damages judgment in an anti-trust action) or where enforcement would be contrary to public policy). The Grand Court of the Cayman Islands will also at common law enforce final and conclusive in personam judgments of the Foreign Court that are non-monetary against the Company, for example, declaratory judgments ruling upon the true legal owner of shares in a Cayman Islands company. The Grand Court of the Cayman Islands will exercise its discretion in the enforcement of non-money judgments by having regard to the circumstances, such as considering whether the principles of comity apply. To be treated as final and conclusive, any relevant judgment must be regarded as res judicata by the Foreign Court. A debt claim on a foreign judgment must be brought within six years of the date of the judgment, and arrears of interest on a judgment debt cannot be recovered after six years from the date on which the interest was due. The courts of the Cayman Islands are unlikely to enforce a judgment obtained from the Foreign Court under civil liability provisions of U.S. federal securities law if such a judgment is found by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. Such a determination has not yet been made by the Grand Court of the Cayman Islands. A court of the Cayman Islands may stay enforcement proceedings if concurrent proceedings are being brought elsewhere. A judgment entered in default of appearance by a defendant who has had notice of the Foreign Court’s intention to proceed may be final and conclusive notwithstanding that the Foreign Court has power to set aside its own judgment and despite the fact that it may be subject to an appeal the time-limit for which has not yet expired. The Grand Court of the Cayman Islands may safeguard the defendant’s rights by granting a stay of execution pending any such appeal and may also grant interim injunctive relief as appropriate for the purpose of enforcement.

Stevenson, Wong & Co., our counsel with respect to Hong Kong law, has advised us that judgment of United States courts will not be directly enforced in Hong Kong. There are currently no treaties or other arrangements providing for reciprocal enforcement of foreign judgments between Hong Kong and the United States. However, the common law permits an action to be brought upon a foreign judgment. That is to say, a foreign judgment itself may form the basis of a cause of action since the judgment may be regarded as creating a debt between the parties to it. In a common law action for enforcement of a foreign judgment in Hong Kong, the enforcement is subject to various conditions, including but not limited to, that the foreign judgment is a final judgment conclusive upon the merits of the claim, the judgment is for a liquidated amount in a civil matter and not in respect of taxes, fines, penalties, or similar charges, the proceedings in which the judgment was obtained were not contrary to natural justice, and the enforcement of the judgment is not contrary to public policy of Hong Kong. Such a judgment must be for a fixed sum and must also come from a “competent” court as determined by the private international law rules applied by the Hong Kong courts. The defenses that are available to a defendant in a common law action brought on the basis of a foreign judgment include lack of jurisdiction, breach of natural justice, fraud, and contrary to public policy. However, a separate legal action for debt must be commenced in Hong Kong in order to recover such debt from the judgment debtor.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the documents we file with, or furnish to, it, which means that we can disclose important information to you by referring you to these documents. The information that we incorporate by reference into this prospectus forms a part of this prospectus. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

We incorporate by reference into this prospectus the documents listed below:

●	our Annual report on Form 20-F for the fiscal year ended March 31, 2024, filed with the SEC on July 30, 2024;

●	our reports of foreign private issuer on Form 6-K, furnished to the SEC on October 18, 2024 and January 27, 2025;

●	the description of our Class A ordinary shares contained in our registration statement on Form 8-A, filed with the SEC on May 25, 2022, and any amendment or report filed for the purpose of updating such description;

●	any future annual reports on Form 20-F filed with the SEC after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus; and

●	any future reports of foreign private issuer on Form 6-K that we furnish to the SEC after the date of this prospectus that are identified in such reports as being incorporated by reference into the registration statement of which this prospectus forms a part.

Any statement contained in a document that is incorporated by reference into this prospectus will be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained in this prospectus, or in any other subsequently filed document which also is or is deemed to be incorporated by reference into this prospectus, modifies or supersedes that statement. The modifying or superseding statement does not need to state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those document unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

TOP Financial Group Limited

118 Connaught Road West

Room 1101

+852-3107-0731

ir@zyzq.com.hk

You should rely only on the information that we incorporate by reference or provide in this prospectus. We have not authorized anyone to provide you with different information. We are not making any offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated in this prospectus by reference is accurate as of any date other than the date of the document containing the information.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

As permitted by SEC rules, this prospectus omits certain information and exhibits that are included in the registration statement of which this prospectus forms a part. Since this prospectus may not contain all of the information that you may find important, you should review the full text of these documents. If we have filed a contract, agreement, or other document as an exhibit to the registration statement of which this prospectus forms a part, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement in this prospectus, including statements incorporated by reference as discussed above, regarding a contract, agreement, or other document is qualified in its entirety by reference to the actual document.

We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. All information filed with the SEC can be inspected over the Internet at the SEC’s website at www.sec.gov and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors, and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic or current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers

Cayman Islands law does not limit the extent to which a company’s amended and restated memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our amended and restated memorandum and articles of association provide for indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such unless such losses or damages arise from their own willful neglect or default.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable as a matter of United States law.

Any underwriting agreement entered into in connection with an offering of securities will also provide for indemnification of us and our officers and directors in certain cases.

Item 9. Exhibits

The following exhibits are attached hereto:

Exhibit Number	Title
1.1*	Form of Underwriting Agreement
4.1***	Form of Senior Debt Indenture
4.2***	Form of Subordinated Debt Indenture
4.3*	Form of Senior Note
4.4*	Form of Subordinated Note
4.5*	Form of Warrant Agreement and Warrant Certificate
4.6*	Form of Unit Agreement (including unit certificate)
4.7*	Form of Rights Agreement (including rights certificate)
4.8*	Form of Share Purchase Contract
4.9*	Form of Share Purchase Unit
5.1***	Opinion of Harney Westwood & Riegels, Cayman Islands counsel of TOP Financial Group Limited, regarding the validity of securities being registered
5.2***	Opinion of Ortoli Rosenstadt LLP, United States counsel of TOP Financial Group Limited, regarding the validity of debt securities being registered
23.1***	Consent of YCM CPA INC.
23.2***	Consent of Harney Westwood & Riegels
23.3***	Consent of Ortoli Rosenstadt LLP (included in Exhibit 5.2)
23.4***	Consent of Stevenson, Wong & Co.
23.5***	Consent of Guangdong Wesley Law Firm
24.1***	Power of Attorney
25.1**	Form of T-1 Statement of Eligibility (senior indenture)
25.2**	Form of T-1 Statement of Eligibility (subordinated indenture)
107***	Filing Fee Table

+	Filed herewith

*	To be filed, if necessary, after effectiveness of this registration statement by an amendment to the registration statement or incorporated by reference to a Current Report on Form 6-K filed in connection with an underwritten offering of the shares offered hereunder.

**	To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

***	Filed Previously

Item 10. Undertakings

The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of Regulation S-X if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B:

(a)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(b)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)-(g)	Not applicable.

(h)	If any provision or arrangement exists whereby the Registrant may indemnify a director, officer or controlling person of the registrant against liabilities arising under the Securities Act, or the underwriting agreement contains a provision whereby the Registrant indemnifies the underwriter or controlling persons of the underwriter against such liabilities and a director, officer or controlling person of the registrant is such an underwriter or controlling person thereof or a member of any firm which is such an underwriter, and the benefits of such indemnification are not waived by such persons, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(i)	Not applicable.

(j)	The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

(k)	Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong, on April 4, 2025.

TOP Financial Group Limited

Date: April 4, 2025	By:	/s/ Ka Fai Yuen
Ka Fai Yuen
Chief Executive Officer and Director (Principal Executive Officer)

Date: April 4, 2025	By:	/s/ Yung Yung Lo
Yung Yung Lo
Chief Financial Officer (Principal Financial and Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Ka Fai Yuen	Chief Executive Officer and Director	April 4, 2025
Ka Fai Yuen	(Principal Executive Officer)

/s/ Yung Yung Lo	Chief Financial Officer	April 4, 2025
Yung Yung Lo	(Principal Financial Officer and Principal Accounting Officer)

/s/ Junli Yang	Director (Chairwoman)	April 4, 2025
Junli Yang

*	Director	April 4, 2025
Anthony S. Chan

*	Director	April 4, 2025
Mau Chung Ng

*	Director	April 4, 2025
Mei Cai

*By:	/s/ Ka Fai Yuen
Name: Ka Fai Yuen
Attorney-in-fact

SIGNATURE OF AUTHORIZED UNITED STATES REPRESENTATIVE OF THE REGISTRANT

Pursuant to the requirements of the Securities Act of 1933, the Registrant’s duly authorized representative has signed this registration statement on Form F-3, in the City of New York, New York, on April 4, 2025.

COGENCY GLOBAL INC.

By:	/s/ Colleen A. De Vries
	Name:	Colleen A. De Vries
	Title:	Senior Vice-President on behalf of Cogency Global Inc.